EXECUTION COPY

Dated 3 October 2022

PPL SHIPYARD PTE LTD
as Seller

THE COMPANIES
listed in Schedule 1 as Owners of the Rigs

BORR DRILLING LIMITED
as Guarantor

BORR IHC LIMITED
as Guarantor

and

BORR MEXICO VENTURES LIMITED
as Security Provider

THIRD GLOBAL AMENDMENT DEED

in relation to Seller's Credits
granted in relation to the jack up rigs
"GALAR", "GERD", "GERSEMI", "GRID",
"GYME", "NATT", "GROA", "NJORD"
and "GUNNLOD"

HFW
www.hfw.com

TABLE OF CONTENTS

THIS DEED is made on 3 October 2022

BETWEEN

(1) **PPL SHIPYARD PTE LTD**, a company organised and existing under the laws of Singapore having its registered office at 80 Tuas South Boulevard, Singapore 637051 (the **Seller**);

(2) **THE COMPANIES** whose names and details are set out in Schedule 1 (each an **Owner** and together the **Owners**);

(3) **BORR DRILLING LIMITED**, a company organised and existing under the laws of Bermuda having its registered office at S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda (**Borr Drilling**);

(4) **BORR IHC LIMITED**, a company organised and existing under the laws of Bermuda having its registered office at S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road, Hamilton HM11, Bermuda (**Borr IHC**); and

(5) **BORR MEXICO VENTURES LIMITED**, a company incorporated in Scotland with company registration number SC625126 whose registered office is at Pavilion 4, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland (**BM Ventures**).

BACKGROUND

(A) The Seller has granted the Seller's Credits to the Principal Debtors on the terms set out in the SPAs as amended by the Prior Global Amendment Deeds.

(B) Borr Drilling and the Owners have requested that the Seller agrees to refinance the Seller's Credits as part of a wider refinancing of the Borr Drilling Group's capital structure which is intended to involve:

(i) an amendment to the SPAs and the Prior Global Amendment Deeds whereby the maturity date of the Seller's Credits is extended to 1 May 2025 and certain other amendments are made to their terms pursuant to this Deed (the **PPL Refinancing**);

(ii) the making of certain amendments to the Keppel Second Framework Deed pursuant to the Keppel Amended and Restated Framework Deed (the **Keppel Refinancing**);

(iii) a refinancing of the Existing DNB Facilities to be completed on or before the Long Stop Date whereby $150,000,000 of liabilities under the Existing DNB Facilities are refinanced by a $150,000,000 loan maturing in January 2025 (or later) (the **New DNB Facility**) and the remaining balance is repaid in cash funded from the proceeds of the Refinancing Equity Raise (the **DNB Refinancing**);

(iv) an amendment to the Hayfin Facility Agreement on or before the Long Stop Date whereby the maturity date of the Hayfin Facility is extended to 3 January 2025 and certain other amendments are made to its terms pursuant to the Hayfin Amended and Restated Facility Agreement (the **Hayfin Refinancing** and, together with the Keppel Refinancing and the DNB Refinancing, the **Other Loan Refinancings**); and

(v) a refinancing of the Bonds to be completed on or before 31 March 2023 by either (1) extending the maturity date of the Bonds to 1 May 2025 (or later), (2) repurchasing the Bonds at a discount to par through cash, (3) converting the Bonds into equity at a discount, (4) repaying the Bonds in full with the proceeds of a new bond issue or new loan facility maturing later than 1 May 2025 or (5) any combination of these (the **Bond Refinancing**).

(C) The Other Secured Creditors have consented in principle to the PPL Refinancing, and the Seller has consented in principle to the Other Loan Refinancings, in each case upon the terms set out in:

(i) a letter agreement dated 16 August 2022 made between the Seller and Borr Drilling (the **PPL Binding Cover Note**);

(ii) a letter agreement dated 16 August 2022 made between the Keppel Parties and Borr Drilling (the **Keppel Binding Cover Note**);

(iii) a letter agreement dated 16 August 2022 made between the Hayfin Parties and Borr Drilling (the **Hayfin Binding Cover Note**); and

(iv) a letter agreement dated 16 August 2022 made between DNB Bank ASA and Borr Drilling (the **DNB Binding Cover Note**).

(D) In connection with the PPL Refinancing and the Other Loan Refinancings, Borr Drilling has completed on 26 August 2022 an Equity Raise in the gross amount of $275,000,000 (the **Refinancing Equity Raise**).

(E) This Deed amends the Prior Global Amendment Deeds and sets out the full terms on which the Seller has consented to the PPL Refinancing, the Other Loan Refinancings and the Bond Refinancing.

IT IS AGREED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions imported from First Global Amendment Deed

In this Deed, unless defined differently in Clause 1.2 or the context requires otherwise, words and expressions defined in the Prior Global Amendment Deeds shall have the same meanings when used in this Deed.

1.2 Other definitions

In this Deed:

Amendment Side Deed means the deed dated 3 July 2020 made between the Seller, Borr Drilling and the Owners amending the First Global Amendment Deed.

Back End Fee means, in respect of an SPA, the "Back End Fee" as defined in that SPA.

Bond Refinancing Documents means the documents giving effect to the Bond Refinancing.

Bonds means Borr Drilling's $350,000,000 3.875 per cent. Senior Unsecured Convertible Bonds 2018/2023 (ISIN No 0010822935).

Borr Drilling Group means Borr Drilling and its subsidiaries from time to time.

Borr Parties means the Owners, Borr Drilling, Borr IHC and BM Ventures.

DNB Refinancing Documents means the documents giving effect to the DNB Refinancing including, without limitation, the New DNB Facility Agreement.

DNB Term Sheet means the term sheet attached at Part A of Annex D to the PPL Binding Cover Note setting out the main terms of the DNB Refinancing.

Effective Date means the date (using London time) on which the Effective Time occurs.

Effective Time has the meaning given to it in Clause 2.1.

Equity Raise means any transaction pursuant to which Borr Drilling or any other member of the Borr Drilling Group has or will issue any shares or grant to any person (other than a member

of the Borr Drilling Group or as part of an employee incentive program) any conditional or unconditional option, warrant or other right to call for the issue or allotment of, subscribe for, purchase or otherwise acquire any share of Borr Drilling or any other member of the Borr Drilling Group (including any right of pre-emption, conversion or exchange), or alter any right attaching to any share capital of Borr Drilling, in each case, issued to a party other than a member of the Borr Drilling Group in return for cash proceeds.

Existing DNB Facilities means the credit facilities made available by the lenders under the USD100m RCF Agreement and the USD450m Facilities Agreement.

Existing DNB Parties means those parties to the USD100m RCF Agreement and/or the USD450m Facilities Agreement who are not members of the Borr Drilling Group including, without limitation, the USD100m Lenders, the USD450m Lenders and DNB Bank ASA as agent in respect of each of the Existing DNB Facilities.

Extension Fee has the meaning given to it in Clause 8.1.

First Global Amendment Deed means the global amendment deed dated 5 June 2020 made between the Seller, the Owners and Borr Drilling as amended by the First Side Deed, the Amendment Side Deed and, where the context requires, the Second Global Amendment Deed and/or this Deed.

First Side Deed means the deed dated 8 June 2020 made between the Seller, Borr Drilling and the Owners amending the First Global Amendment Deed.

Further Equity Raise means any Equity Raise made by Borr Drilling after the date of this Deed (and excludes, for the avoidance of doubt, the Refinancing Equity Raise).

Guarantor means, in respect of a Rig, the company which has issued the Guarantee in respect of the obligations of the Principal Debtor under the SPA relating to that Rig, as specified in Schedule 4.

Gyme means the rig "GYME" with IMO number 9758349 registered under Liberian flag in the ownership of Borr Gyme Inc.

Gyme Security Documents means:

(a) the Mortgage, the Insurance Assignment and the Contract Assignment granted by Borr Gyme Inc. in respect of Gyme;

(b) the guarantee and indemnity granted by Borr Gyme Inc. under Clause 8 of the First Global Amendment Deed;

(c) the Shares Charge granted by Borr IHC in respect of the shares in Borr Gyme Inc.;

(d) the Guarantee granted by Borr Drilling in respect of the obligations of Borr Gyme Inc. under the SPA in relation to Gyme; and

(e) any other document pursuant to which a member of the Borr Drilling Group has granted a Security Interest, guarantee or other form of creditor support in favour of the Seller in respect of Gyme or the obligations of Borr Gyme Inc. under the Gyme SPA.

Gyme SPA means the SPA made between Borr Gyme Inc. and the Seller.

Hayfin Amended and Restated Facility Agreement means the agreement dated on or about the date of this Deed made by the Hayfin Parties with, amongst others, Borr Midgard Assets Ltd. as borrower and Borr Drilling as ultimate parent the Hayfin Facility Agreement has been amended and restated to incorporate the terms of the Hayfin Refinancing.

Hayfin Facility means the loan facility made available by the lenders under the Hayfin Facility Agreement.

Hayfin Facility Agreement means the $195,000,000 senior secured term loan facility agreement dated 25 June 2019 (as amended from time to time) made between, amongst others, Borr Midgard Assets Ltd. as borrower, Borr Drilling as ultimate parent and Hayfin Services LLP as agent and security agent.

Hayfin Parties means those parties to the Hayfin Facility Agreement who are not members of the Borr Drilling Group including, without limitation, Hayfin Services LLP as agent and security agent.

Hayfin Refinancing Documents means the documents giving effect to the Hayfin Refinancing.

Hayfin Term Sheet means the term sheet attached at Annex C to the PPL Binding Cover Note setting out the main terms of the Hayfin Refinancing.

Keppel Amended and Restated Framework Deed means the deed dated on or about the date of this Deed made by the Keppel Parties with Borr Drilling, Borr IHC, Borr Huldra Inc., Borr Heidrun Inc., Borr Tivar Inc., Borr Vale Inc., Borr Var Inc., Borr Hild Inc., Borr Heimdal Inc., Borr Hermod Inc., Borr Huldra Inc. and Borr Heidrun Inc. whereby the Keppel Second Framework Deed has been amended and restated to incorporate the terms of the Keppel Refinancing.

Keppel Credit Agreements means:

(a) the credit agreement dated 16 May 2018 made between Offshore Partners and Borr Hermod Inc. (formerly known as Borr Jack-Up XXIX Inc.) Holdings;

(b) the credit agreement dated 16 May 2018 made between Offshore Partners and Borr Heimdal Inc. (formerly known as Borr Jack-Up XXVIII Inc.) Holdings; and

(c) the credit agreement dated 16 May 2018 made between Offshore Partners and Borr Hild Inc. (formerly known as Borr Jack-Up XXVII Inc.) Holdings,

each as amended from time to time.

Keppel Facilities means the credit facilities made available by the lenders under the Keppel Credit Agreements.

Keppel Parties means Offshore Partners Pte. Ltd. and Keppel FELS Limited.

Keppel Second Framework Deed means the second framework deed dated 27 January 2021 made by the Keppel Parties with Borr Drilling, Borr IHC, Borr Huldra Inc., Borr Heidrun Inc., Borr Tivar Inc., Borr Vale Inc., Borr Var Inc., Borr Hild Inc., Borr Heimdal Inc., Borr Hermod Inc., Borr Huldra Inc. and Borr Heidrun Inc.

Keppel Term Sheet means the term sheet attached at Annex B to the PPL Binding Cover Note setting out the main terms of the Keppel Refinancing.

Long Stop Date means 5 October 2022 (or such later date as the Seller may in its sole discretion agree in writing, subject to such conditions as the Seller may require).

Maturity Date has the meaning given to it in Clause 4.2.

New DNB Facility Agreement means the $150,000,000 senior secured credit facility agreement to be made between, amongst others, Borr Drilling as a borrower and DNB Bank ASA as mandated lead arranger, lender and agent setting out the terms on which the New DNB Facility is to be made available pursuant to the DNB Refinancing.

New DNB Parties means those parties to the New DNB Facility Agreement who are not members of the Borr Drilling Group including, without limitation, DNB Bank ASA as mandated lead arranger, lender and agent in respect of the New DNB Facility.

Other Cover Notes means the DNB Binding Cover Note, the Hayfin Binding Cover Note and the Keppel Binding Cover Note.

Other Scheduled Refinancings means the Bond Refinancing, the DNB Refinancing, the Hayfin Refinancing and the Keppel Refinancing.

Other Secured Creditors means:

(a) until the Effective Date, the Existing DNB Parties, the Hayfin Parties and the Keppel Parties; and

(b) after the Effective Date, means the New DNB Parties, the Hayfin Parties and the Keppel Parties.

Other Secured Facility Agreements means:

(a) until the Effective Date, the Hayfin Facility Agreement, the Keppel Credit Agreements, the USD100m RCF Agreement and the USD450m Facilities Agreement; and

(b) after the Effective Date, means the Hayfin Facility Agreement, the Keppel Credit Agreements and the New DNB Facility Agreement (and includes any agreement under which a Successor Facility is provided).

Other Term Sheets means the DNB Term Sheet, the Hayfin Term Sheet and the Keppel Term Sheet.

Party means a party to this Deed.

PPL Term Sheets means:

(a) the term sheets executed by the Seller and Borr Drilling in December 2021 and July 2022 setting out the outline terms agreed between the Parties for a previously intended refinancing of the Borr Drilling Group's capital structure; and

(b) the term sheet dated 15 August 2022 executed by the Seller and Borr Drilling setting out the outline terms agreed between the Parties for the PPL Refinancing.

Principal Debtor means, in respect of a Rig, the company which is liable as debtor under the SPA for that Rig to repay the Seller's Credit relating to it, as specified in Schedule 4.

Prior Global Amendment Deeds means the First Global Amendment Deed and the Second Global Amendment Deed.

Refinancing Equity Raise has the meaning given to it in Recital (D).

Rigs means each of the rigs listed in Schedule 2.

Second Global Amendment Deed means the global amendment deed dated 28 January 2021 made between the Seller and the Borr Parties as amended by the Second Side Deed and, where the context requires, this Deed.

Second Side Deed means the deed dated 5 April 2021 made between the Seller and the Borr Parties amending the Second Global Amendment Deed.

Secured Obligations means the payment of the Indebtedness and the performance by the Obligors of (and their compliance with) all of the terms, conditions and obligations contained in

the Transaction Documents (as amended by this Deed).

Seller's Credit means, in respect of a Rig, the "Balance Amount" as defined in the SPA for that Rig (the outstanding amount of which at the date of this Deed is specified in Schedule 4) and which, for the avoidance of doubt, excludes the Back End Fee for the relevant Rig and the amount of any Capitalised Interest relating to such Balance Amount.

SPAs means each of the sale and purchase agreements and construction contracts listed in Schedule 3.

Third Mortgage Amendment means, in respect of a Rig, an amendment to the Mortgage on that Rig in a form which is appropriate under the law of that Rig's flag state to:

(a) reflect the changes to the SPAs and other Transaction Documents made, required or contemplated by this Deed; and

(b) ensure that such Mortgages secure all amounts owing to the Seller under the SPAs and other Transaction Documents as amended by this Deed,

and which shall otherwise be in form and substance acceptable to the Seller.

Total Loss has the meaning given to it in the Mortgage granted by Borr Gyme Inc. in respect of Gyme.

Transaction Documents means this Deed, the Prior Global Amendment Deeds (including the First Side Deed, the First Amendment Side Deed, the Second Side Deed and the Second Amendment Side Deed as individual documents), the Master Agreement, the SPAs, the Guarantees, the Holdco Guarantee and the Security Documents (including the Insurance Assignment Amendments, the Mortgage Amendments, the Further Mortgage Amendments and the Third Mortgage Amendments as individual documents).

USD100m Lenders means the lenders under the USD100m RCF Agreement being, as at the date of this Deed, DNB Bank ASA and certain other parties.

USD100m RCF Agreement means the $100,000,000 senior secured revolving credit facility agreement dated 25 June 2019 (as amended from time to time) made between, amongst others, Borr Drilling as borrower and the USD100m Lenders as lenders.

USD450m Lenders means the lenders under the USD450m Facilities Agreement being, as at the date of this Deed, DNB Bank ASA and certain other parties.

USD450m Facilities Agreement means the $450,000,000 senior secured credit facilities agreement dated 25 June 2019 (as amended from time to time) made between, amongst others, Borr Drilling as borrower and the USD450m Lenders as lenders.

1.3 **Construction and interpretation**

In this Deed:

(a) references to Clauses and Schedules are to Clauses of and the Schedules to this Deed;

(b) references to a **person** include an individual, firm, company, corporation, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) as well as any such person's legal personal representatives, administrators, successors and permitted assigns;

(c) the expression **subsidiary** has the meaning given to it by section 1159 of the Companies Act 2006;

(d) references to an **affiliate** mean, in relation to any person, a subsidiary undertaking of that person or a parent undertaking of that person or any other subsidiary undertaking of that parent undertaking and the expressions **subsidiary undertaking** and **parent undertaking** have the meanings given to them by section 1162 of the Companies Act 2006;

(e) the singular includes the plural and vice versa;

(f) clause headings are included for the convenience of the parties only and do not affect its interpretation;

(g) references to any document include the same as varied, supplemented, novated, restated or replaced from time to time; and

(h) any phrase introduced by the terms **including**, **include**, **in particular** or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.4 **Conflict with other Transaction Documents**

(a) This Deed is supplemental to the Prior Global Amendment Deeds and shall be read together with them. It is not intended to replace the Prior Global Amendment Deeds or amend their terms, except to the extent expressly stated in this Deed.

(b) In the event of any conflict between the provisions of this Deed and the provisions of a Prior Global Amendment Deed, the provisions of this Deed shall prevail.

(c) In the event of any conflict between the provisions of this Deed and the provisions of any other Transaction Document, the provisions of this Deed shall prevail unless the conflicting provisions are contained in a document executed after the date of this Deed, in which case the provisions in that later document shall prevail.

2 CONDITIONS PRECEDENT TO EFFECTIVENESS OF CERTAIN PROVISIONS

2.1 **Effective Time**

The provisions set out in Clauses 4, 5, 9, 10 and 13 shall not become effective unless and until the time (the **Effective Time**), which must occur on or before 11:59 hours London time on the Long Stop Date, when the Seller gives notice in writing to Borr Drilling that each of the conditions precedent specified in Clause 2.2 has been satisfied or waived.

2.2 **Conditions precedent**

The conditions precedent referred to in Clause 2.1 are as follows:

(a) receipt by the Seller of an electronic copy of this Deed duly executed and delivered by the Borr Parties;

(b) receipt by the Seller at least 5 Singapore banking days before the Effective Time (or by such later time as the Seller may in its discretion agree) of final execution versions of:

(i) the Keppel Amended and Restated Framework Deed in a form which complies with the requirements of Clause 3.1;

(ii) the New DNB Facility Agreement in a form which complies with the requirements of Clause 3.2; and

(iii) the Hayfin Amended and Restated Facility Agreement in a form which complies with the requirements of Clause 3.3,

(so that, if any execution version provided under this paragraph (b) is amended or supplemented before the Effective Time, the amended or supplemented version must be received by the Seller not later than 5 Singapore banking days before the Effective Time or by such later time as the Seller may in its discretion agree);

(c) receipt by the Seller of:

(i) a signed copy of the Keppel Amended and Restated Framework Deed executed by Borr Drilling and its relevant affiliates with the Keppel Parties in the same form as the final execution version provided to the Seller under paragraph (b)(i) above, on terms acceptable to the Seller; and

(ii) evidence satisfactory to the Seller (acting reasonably) that the Keppel Amended and Restated Framework Deed has become effective or will become effective on or around the Effective Time on terms which comply with the requirements of Clause 3.1

(d) receipt by the Seller of:

(i) a signed copy of the New DNB Facility Agreement executed by Borr Drilling and its relevant affiliates with the New DNB Parties in the same form as the final execution version provided to the Seller under paragraph (b)(ii) above, on terms acceptable to the Seller;

(ii) evidence satisfactory to the Seller (acting reasonably) that the DNB Refinancing Documents have become effective or will become effective on or around the Effective Time; and

(iii) evidence satisfactory to the Seller (acting reasonably) that, on or around the Effective Time, the New DNB Facility has been or will be drawn in full and the Existing DNB Facilities have been or will be repaid in full on terms which comply with the requirements of Clause 3.2;

(e) receipt by the Seller of:

(i) a signed copy of the Hayfin Amended and Restated Facility Agreement executed by Borr Drilling and its relevant affiliates with the Hayfin Parties in the same form as the final execution version provided to the Seller under paragraph (b)(iii) above, on terms acceptable to the Seller; and

(ii) evidence satisfactory to the Seller (acting reasonably) that the Hayfin Refinancing Documents have become effective or will become effective on or around the Effective Time on terms which comply with the requirements of Clause 3.3;

(f) the Seller (acting reasonably) being satisfied that all necessary consents have been obtained from the Other Secured Creditors for the execution and implementation of this Deed (and that none of such consents has expired or been revoked or rendered ineffective due to the failure to meet any condition attached to it);

(g) receipt by the Seller of:

(i) a certified copy of the certificate of incorporation and articles of incorporation and bylaws or equivalent constitutional documents of each Borr Party or, if there have been no change to such documents since certified copies were provided to the Seller pursuant to the Second Global Amendment Deed, a certificate signed by a director or officer of the relevant Borr Party certifying that such documents remain unchanged;

(ii) a certified copy of a resolution of the board of directors of each Borr Party authorising and approving its entry into this Deed and, in the case of each Owner, the Third Mortgage Amendment relating to its Rig;

(iii) the original (or a certified true copy) of any power of attorney issued by a Borr Party pursuant to such resolutions; and

(iv) such other documents, if any, as may be reasonably required by the Seller in connection with the legal opinions referred to in paragraph (j) below;

(h) receipt by the Seller of reimbursement of all of its reasonable costs and expenses incurred and invoiced to the Borr Parties under Clause 14 up to the date falling 5 Banking Days before the Effective Date;

(i) execution and registration with the appropriate ship registry of a Third Mortgage Amendment in respect of each Rig;

(j) receipt by the Seller of signed legal opinions from the Seller's legal advisers (or confirmation satisfactory to the Seller that such legal opinions will be issued to it after the Effective Time in an agreed form) in such terms as the Seller may require in respect of:

(i) the capacity of the Borr Parties to enter into this Deed and, in the case of the Owners, the Third Mortgage Amendments;

(ii) the enforceability of this Deed and the Third Mortgage Amendments; and

(iii) the continued effectiveness of all guarantees given under the Transaction Documents and of the Transaction Security (in each case as amended by this Deed and the Third Mortgage Amendments) as guarantees of, and security for, the obligations of the Borr Parties under the Transaction Documents as increased or amended by this Deed and the Third Mortgage Amendments;

(k) in respect of the marketing and sale of Gyme pursuant to Clause 6, receipt by the Seller of:

(i) a written progress report from each of the shipbrokers appointed under Clause 6.2(b)(i) on the marketing and sale of Gyme; and

(ii) a written progress report from Borr Drilling on its discussions with the (unnamed) counterparty mentioned in Clause 6.2(b)(ii) on the marketing and sale of Gyme,

each such report to be dated not later than 5 Singapore banking days before the Effective Date.

2.3 **Position if conditions precedent not satisfied**

If the conditions precedent set out in Clause 2.1 are not satisfied or waived on or before 11:59 hours London time on the Long Stop Date:

(a) the provisions of Clauses 4, 5, 9, 10 and 13 shall be automatically cancelled and the amendments intended to be effected by them shall not take effect;

(b) the consents given by the Seller in Clauses 3.1 to 3.4 shall automatically be revoked;

(c) all other provisions of this Deed (including, without limitation, Clauses 6, 7 and 11) shall remain in full force and effect;

(d) there shall be no requirement for the Seller to repay all or any part of the Capitalised Interest repaid in accordance with Clause 4 on or before that date; and

(e) neither the Extension Fee nor any supplemental extension fee payable under Clause 8.2 shall be refundable (but shall be converted instead into a prepayment of Capitalised Interest in accordance with Clause 8.3).

2.4 **Conditions subsequent**

The Borr Parties shall ensure the following condition subsequent is satisfied within one Banking Day after the Effective Date:

(a) receipt by the Seller of evidence satisfactory to it that, to the extent not already remitted to it by the Effective Time, the full amount of all Capitalised Interest due to it on the Effective Date under Clause 4.4(b)(i) will be remitted to it by no later than the Banking Day following the Effective Date in settlement of that amount.

2.5 **Position if condition subsequent not satisfied**

Unless waived in writing by the Seller, any failure to satisfy the condition subsequent set out in Clause 2.4 shall, upon written notice from the Seller to Borr Drilling:

(a) have the same effect (as specified in Clause 2.3) as if the conditions precedent set out in Clause 2.1 were not satisfied or waived on or before 11:59 hours London time on the Long Stop Date; and

(b) constitute an Event of Default under each SPA and each Mortgage.

3. OTHER SCHEDULED REFINANCINGS

3.1 The Keppel Refinancing

The Seller consents to the Keppel Refinancing, subject to the following conditions:

(a) except as provided for in the Keppel Term Sheet, no scheduled repayment of principal may be made under any Keppel Facility or any Successor Facility relating to it before the scheduled repayment date currently stipulated in the relevant Keppel Facility Agreement;

(b) except as provided for in the Keppel Term Sheet or as permitted under Clause 11.3 of the Second Global Amendment Deed, no Security Interests or Quasi-Security (howsoever described) may be granted by a member of the Borr Drilling Group to secure or provide credit enhancement for the repayment of the Keppel Facilities or any Successor Facility to them other than to the extent that they already exist at the date of this Deed or (in the case of a Refinancing or a restatement, reconfirmation or replacement of such guarantee, security or credit enhancement) are given in respect of the same assets (or items, parts or other property attached to such assets or in the shares, stock or equity rights of companies which own such assets; or receivables generated in respect of such assets), as currently granted in respect of the Keppel Facilities or, in relation to the rigs "VALE" and "VAR", as are required to be granted over or in respect of them following their delivery to the relevant member of the Borr Drilling Group in accordance with the Keppel Credit Agreements and the Keppel Amended and Restated Framework Deed;

(c) except as provided for in the Keppel Term Sheet, none of the payment obligations of any member of the Borr Drilling Group to the Keppel Parties will be increased under the Keppel Amended and Restated Framework Deed by the imposition of a higher interest rate on payments, the imposition of any restructuring fees or other similar fees (however categorised), an increase in the amount or rate of any compensation paid by any member of the Borr Drilling Group, or any other provision having a similar effect

compared with the respective interest rates, fees and rates of compensation provided for under Keppel Credit Agreements and the Keppel Amended and Restated Framework Deed; and

(d) except as provided for in the Keppel Term Sheet, the Keppel Amended and Restated Framework Deed shall otherwise conform in all material respects to the provisions of the Keppel Term Sheet and the continuing terms of the Keppel Credit Agreements and the Keppel Second Framework Deed,

provided that the consents given in paragraphs (a) to (d) above are conditional upon the Effective Time occurring on or before 11:59 hours London time on the Long Stop Date.

3.2 **The DNB Refinancing**

The Seller consents to the DNB Refinancing, subject to the following conditions:

(a) except as provided for in the DNB Term Sheet, no scheduled repayment of principal may be made under the New DNB Facility or any Successor Facility to it before 1 May 2025;

(b) except as provided for in the DNB Term Sheet or in respect of cash collateral for guarantees issued after the Effective Date under the ancillary facilities under the New DNB Facility Agreement or as permitted under Clause 11.3 of the Second Global Amendment Deed, no Security Interests or Quasi-Security (howsoever described) may be granted by a member of the Borr Drilling Group to secure or provide credit enhancement for the repayment of the New DNB Facility or any Successor Facility to it other than in respect of assets subject to Security or Quasi-Security in relation to the Existing DNB Facilities or (in the case of a Refinancing or a restatement, reconfirmation or replacement of such guarantee, security or credit enhancement) are given in respect of the same assets (or items, parts or other property attached to such assets or in the shares, stock or equity rights of companies which own such assets; or receivables generated in respect of such assets), as currently granted in respect of the Existing DNB Facilities;

(c) except as provided for in the DNB Term Sheet, none of the payment obligations of any member of the Borr Drilling Group to the New DNB Parties under the New DNB Facility Agreement will be increased by the DNB Refinancing Documents from those owing to the Existing DNB Parties under the USD100m RCF Agreement and the USD450m Facilities Agreement by the imposition of a higher interest rate on payments, the imposition of any restructuring fees or other similar fees (however categorised), an increase in the amount or rate of any compensation paid by any member of the Borr Drilling Group, or any other provision having a similar effect; and

(d) except as provided for in the DNB Term Sheet, the DNB Refinancing Documents shall otherwise conform in all material respects to the provisions of the DNB Term Sheet,

provided that the consents given in paragraphs (a) to (d) above are conditional upon the Effective Time occurring on or before 11:59 hours London time on the Long Stop Date.

3.3 **The Hayfin Refinancing**

The Seller consents to the Hayfin Refinancing, subject to the following conditions:

(a) except as provided for in the Hayfin Term Sheet, no scheduled repayment of principal may be made under the Hayfin Facility or any Successor Facility to it before 3 January 2025;

(b) except as provided for in the Hayfin Term Sheet or as permitted under Clause 11.3 of the Second Global Amendment Deed, no Security Interests or Quasi-Security (howsoever described) may be granted by a member of the Borr Drilling Group to

secure or provide credit enhancement for the repayment of the Hayfin Facility or any Successor Facility to it other than to the extent that they already exist at the date of this Deed or (in the case of a Refinancing or a restatement, reconfirmation or replacement of such guarantee, security or credit enhancement) are given in respect of the same assets (or items, parts or other property attached to such assets or in the shares, stock or equity rights of companies which own such assets; or receivables generated in respect of such assets), as currently granted in respect of the Hayfin Facility;

(c) except as provided for in the Hayfin Term Sheet, none of the payment obligations of any member of the Borr Drilling group to the Hayfin Parties will be increased under the Hayfin Refinancing Documents by the imposition of a higher interest rate on payments, the imposition of any restructuring fees or other similar fees (however categorised), an increase in the amount or rate of any compensation paid by any member of the Borr Drilling Group, or any other provision having a similar effect; and

(d) except as provided for in the Hayfin Term Sheet, the Hayfin Refinancing Documents shall otherwise conform in all material respects to the provisions of the Hayfin Term Sheet,

provided that the consents given in paragraphs (a) to (d) above are conditional upon the Effective Time occurring on or before 11:59 hours London time on the Long Stop Date.

3.4 **The Bond Refinancing**

(a) The Seller consents to the Bond Refinancing, subject to the following conditions:

(i) if and to the extent that the Bond Refinancing involves extending the maturity date of all outstanding Bonds (other than any Bonds repurchased or converted into equity under paragraph (iii) below):

(A) such extension shall be to 1 May 2025 (or later) and accordingly no scheduled repayment or redemption of the Bonds may be made before 1 May 2025; and

(B) no guarantees, Security Interests or Quasi-Security (howsoever described) may be granted to guarantee, secure or provide credit enhancement for the repayment of such Bonds;

(ii) if and to the extent that the Bond Refinancing involves repaying all outstanding Bonds (other than any Bonds repurchased or converted into equity under paragraph (iii) below) in full with the proceeds of a new bond issue or new loan facility:

(A) such new bond issue or new loan facility shall not mature before 1 May 2025 and accordingly no scheduled repayment or redemption of such loan facility or bonds may be made before 1 May 2025; and

(B) none of the Owners or Borr IHC shall incur or allow to exist any guarantee or indemnity by it in respect of such new bond issue or new loan facility;

(C) no Security Interests or Quasi-Security (howsoever described) may be granted by a member of the Borr Drilling Group to secure or provide credit enhancement for the repayment of such loan facility or bonds except for Security Interests or Quasi-Security (howsoever described) granted over:

(I) the rigs "FRIGG", "RAN" and "ODIN"; or

(II) where a Bond Refinancing is implemented in conjunction with a Refinancing of the Hayfin Facility and/or the New DNB Facility, any rig subject to a first priority rig mortgage securing amounts owing under the Hayfin Facility Agreement and/or the New DNB Facility Agreement respectively,

(or over items, parts or other property attached to such rigs or in the shares, stock or equity rights of the companies which own such rigs or in the receivables generated in respect of such rigs);

(iii) if and to the extent that the Bond Refinancing involves repurchasing any Bonds for cash (other than the cash proceeds of a new bond issue or new loan facility under paragraph (ii) above), such repurchase shall be made at a discount to par and shall be limited to Bonds having an aggregate face value not exceeding $10,500,000 or, if lower, the amount equal to 3% of the face value of the Bonds then outstanding,

and, for the avoidance of doubt, nothing in this Deed or the other Transaction Documents shall prevent or restrict any conversion, exchange or transfer of obligations under the Bonds for equity interests in Borr Drilling.

(b) Subject to the Effective Time having occurred on or before such date, Borr Drilling undertakes to procure that the Bond Refinancing is completed in full on or before 31 March 2023.

(c) Subject to the Effective Time having occurred on or before such date, Borr Drilling further undertakes that, on or before 31 March 2023, it shall deliver to the Seller evidence satisfactory to the Seller (acting reasonably) that:

(i) the Bond Refinancing Documents have been entered into by the parties thereto and such documents have become effective;

(ii) if and to the extent that the Bond Refinancing involves repaying all outstanding Bonds (other than any Bonds repurchased or converted into equity under Clause 3.4(a)(iii) above) in full with the proceeds of a new bond issue or new loan facility, the proceeds of such new bond issue or new loan facility have been received and applied in repayment of the Bonds; and

(iii) if and to the extent that the Bond Refinancing involves repurchasing any Bonds for cash (other than the cash proceeds of a new bond issue or new loan facility under Clause 3.4(a)(ii) above), such Bonds have been repurchased.

3.5 Further assurance re consents and approvals

The Seller agrees that it will promptly execute and deliver to any Borr Party any waiver letter, document or deed giving effect to, or further evidencing, the consents contemplated in this Clause 3 in such form as such Borr Party may reasonably require or consider necessary or desirable, provided always that the Seller shall not be obliged to grant any such waiver or consent which is in any way prejudicial to the Seller's rights and interests under the Transaction Documents or inconsistent with the PPL Cover Note, any Other Cover Note, the PPL Term Sheet, any Other Term Sheet or this Deed.

4 REPAYMENT OF SELLER'S CREDITS, CAPITALISED INTEREST AND BACK END FEE

4.1 Provisions of Prior Global Amendment Deeds and SPAs to be amended

With effect from the Effective Time, the provisions of the Prior Global Amendment Deeds and the SPAs regarding the repayment of the Seller's Credits and the Capitalised Interest shall be and are hereby amended in accordance with the following provisions of this Clause 4.

4.2 **Repayment of Seller's Credits**

Clause 3 of the Second Global Amendment Deed shall cease to have effect and the provisions for repayment of the Seller's Credits in each SPA shall be amended such that the final maturity date for the Seller's Credits shall be changed from 1 May 2023 to 1 May 2025 (the **Maturity Date**) and the Seller's Credits shall be repaid in instalments in the following aggregate amounts on the following dates (such amounts to be applied in pro rata repayment of the Seller's Credits then outstanding on each such date):

(a) $5,000,000 on 31 March 2023;

(b) $25,000,000 on 30 June 2023;

(c) $15,000,000 on 30 September 2023;

(d) $15,000,000 on 31 December 2023;

(e) $16,000,000 on 31 March 2024;

(f) $16,000,000 on 30 June 2024;

(g) $16,000,000 on 30 September 2024;

(h) $16,000,000 on 31 December 2024; and

(i) the remaining balance of the Seller's Credits on the Maturity Date.

4.3 **Payment of Back End Fees**

The Back End Fee in respect of each Rig shall be paid on the Maturity Date, unless the Seller's Credit in respect of a Rig is prepaid before that date, in which case the Back End Fee in respect of that Rig shall be paid on the date on which such Seller's Credit is prepaid in full.

4.4 **Repayment of Capitalised Interest**

(a) Clauses 2.3(d) and 2.4 of the Second Global Amendment Deed shall cease to have effect (except in relation to any amount of Capitalised Interest payable before the Effective Date and which has not been paid on or before that date).

(b) The Principal Debtors shall repay the Capitalised Interest in cash in the following aggregate amounts on the following dates (so that such amounts shall be applied immediately pro rata in respect of each SPA in reduction of the Capitalised Interest then outstanding under each SPA and, if no Capitalised Interest is outstanding, to the prepayment of the Seller's Credits pro rata in respect of each SPA):

(i) an amount of $11,935,000 to be paid on or before the Effective Date out of the proceeds of the Refinancing Equity Raise;

(ii) an amount of $2,000,000 to be paid on 30 September 2022 (or, if the Effective Date occurs after 30 September 2022, an amount of $1,500,000 to be paid on the Effective Date);

(iii) an amount of $24,000,000 to be paid on 31 December 2022;

(iv) an amount of $20,000,000 to be paid on 31 March 2023;

(v) an amount equal to one-sixth of the 1 April 2023 Balance to be paid on each of 30 June 2023, 30 September 2023 and 31 December 2023;

(vi) an amount equal to one-eighth of the 1 April 2023 Balance to be paid on each of 31 March 2024, 30 June 2024, 30 September 2024 and 31 December 2024; and

(vii) the whole of any remaining outstanding balance of the Capitalised Interest (if any) to be paid on 31 December 2024,

where, for these purposes, the expression **1 April 2023 Balance** means the remaining outstanding balance of the outstanding Capitalised Interest (if any) as at 1 April 2023 (but so that, if any of the scheduled instalments in paragraphs (i) to (iv) above remains unpaid on 1 April 2023, its amount shall be excluded from the remaining outstanding balance for the purposes of determining the 1 April 2023 Balance).

4.5 **Mandatory prepayment from proceeds of Further Equity Raises**

(a) Subject to paragraph (b) below, until all Capitalised Interest and the Seller's Credits have been repaid in full, the Borr Parties jointly and severally undertake to procure that an amount equal to 20% of the net proceeds (being the settlement amount net of underwriting fees and discounts, legal and other fees and expenses) of each Further Equity Raise is paid within 5 Banking Days of settlement of that Further Equity Raise to the Seller for application as follows:

(i) first, in or towards prepayment of the instalments of the Capitalised Interest falling due under Clause 4.4 in their order of maturity;

(ii) second, in or towards prepayment of the Seller's Credits in inverse order of maturity;

(iii) third, in or towards prepayment of the Back End Fees;

(iv) fourth, in or towards payment of all accrued but unpaid interest, fees, costs, expenses and any other amounts which are accrued but unpaid and expressed to be payable by the Borr Parties (or any of them) under the Transaction Documents; and

(v) last, as to any balance remaining thereafter, in payment of that sum to Borr Drilling,

with the amounts payable under paragraphs (i), (ii) above and (iii) to be applied pro rata in reduction of the Capitalised Interest and/or Seller's Credits and/or Back End Fees (as the case may be) then outstanding under the Transaction Documents and in each case, if the amounts payable under any relevant paragraph, other than paragraph (ii) above, are not all due on the same date, in order of maturity as between those particular amounts.

(b) Paragraph (a) above shall not apply in respect of the net proceeds of a Further Equity Raise if and to the extent that an amount equal to the net proceeds of such Further Equity Raise is applied in payment of amounts due to the Seller under Clause 6.4 or Clause 6.6 and such amounts are discharged in full.

5. **PAYMENT OF INTEREST**

5.1 **Provisions of Second Global Amendment Deed and SPAs to be amended**

With effect from the Effective Time, the provisions of the Second Global Amendment Deed and the SPAs regarding the accrual and payment of interest, and the repayment of Capitalised Interest, shall be and are hereby superseded and amended in accordance with the following provisions of this Clause 5.

5.2 **Definitions**

In this Deed:

90-Day Compounded SOFR means, in respect of an Interest Period, the "90-Day Average" for SOFR published on the SOFR Administrator's Website for the date falling 5 US Government Securities Business Days before the last day of such Interest Period.

Interest Periods means:

(a) the period of 3 months commencing on 1 May 2023 and ending on 31 July 2023;

(b) each of the subsequent consecutive periods of 3 months commencing on the day following the last day of the previous Interest Period; and

(c) if the final Interest Period does not end on the Maturity Date, the period commencing on the day following the last day of the penultimate Interest Period and ending on the Maturity Date.

SOFR means the Secured Overnight Financing Rate administered and published by the SOFR Administrator.

SOFR Administrator means the Federal Reserve Bank of New York as administrator of SOFR (or a successor administrator of SOFR).

SOFR Administrator's Website means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or the website of any successor administrator of SOFR.

US Government Securities Business Day means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US government securities.

5.3 **Interest on Seller's Credits**

(a) Interest shall accrue on the outstanding amount of the Seller's Credits at the relevant rate per annum specified in paragraph (b) below.

(b) The rate of interest for each Seller's Credit is:

(i) the rate per annum specified in the relevant SPA up to (and including) 30 April 2023;

(ii) for each Interest Period during the period from 1 May 2023 up to (and including) 30 April 2024, the rate per annum equal to the 90-Day Compounded SOFR for that Interest Period plus [redacted]% per annum; and

(iii) for each Interest Period thereafter, the rate per annum equal to the 90-Day Compounded SOFR for that Interest Period plus [redacted]% per annum.

(c) The interest which accrues on the Seller's Credits under each of the SPAs shall be paid as follows:

(i) interest accruing during the period from 1 January 2022 to 30 December 2022 (both dates inclusive) shall be capitalised quarterly by adding it to the then current balance of Capitalised Interest for that SPA on the last Banking Day of each Financial Quarter during 2022 to which such interest relates;

(ii) interest accruing during the period from 1 January 2023 to 31 March 2023 (both dates inclusive) shall be capitalised by adding it to the then current balance of Capitalised Interest for that SPA on 31 March 2023; and

(iii) interest accruing after 31 March 2023 shall be payable in arrears in cash:

(A) on 30 June 2023;

(B) thereafter at quarterly intervals on the last Banking Day of March, June, September and December of each relevant year; and

(C) on the Maturity Date.

5.4 **Interest on Capitalised Interest**

(a) Subject to paragraph 5.5 below, interest shall accrue on the daily outstanding balance of the Capitalised Interest under each SPA at the relevant rate per annum specified in paragraph (b) below.

(b) The rate of interest for the Capitalised Interest under each SPA is:

(i) the fixed rate of [redacted]% per annum up to (and including) 30 April 2023;

(ii) for each Interest Period during the period from 1 May 2023 up to (and including) 30 April 2024, the rate per annum equal to the 90-Day Compounded SOFR for that Interest Period plus [redacted]% per annum; and

(iii) for each Interest Period thereafter, the rate per annum equal to the 90-Day Compounded SOFR for that Interest Period plus [redacted]% per annum.

(c) The interest which accrues on the Capitalised Interest shall be paid and/or capitalised as follows:

(i) interest accruing during the period from 1 January 2022 to 31 December 2022 (both dates inclusive) shall be capitalised quarterly by adding it to the then current balance of Capitalised Interest for that SPA on the last Banking Day of each Financial Quarter during 2022 to which such interest relates;

(ii) interest accruing during the period from 1 January 2023 to 31 March 2023 (both dates inclusive) shall be capitalised by adding it to the then current balance of Capitalised Interest for that SPA on 31 March 2023; and

(iii) interest accruing after 31 March 2023 shall be payable in arrears in cash:

(A) on 30 June 2023;

(B) thereafter at quarterly intervals on the last Banking Day of March, June, September and December of each relevant year; and

(C) (to the extent any part of the Capitalised Interest then remains unpaid) on the Maturity Date.

5.5 Default interest

If:

(a) any instalment of the Sellers' Credits is not paid when due under Clause 4.2; or

(b) any Back End Fee is not paid when due under Clause 4.3; or

(c) any instalment of Capitalised Interest is not repaid when due under Clause 4.4; or

(d) any instalment of interest is not repaid when due under Clause 5.3; or

(e) any other amount payable under this Deed or any other Transaction Document is not paid when due,

interest shall thereafter accrue on the unpaid amount at a default rate of interest per annum which is equal to the then applicable interest rate under Clause 5.4(b) plus [redacted]% per annum.

6 SALE OF GYME AND RELATED PREPAYMENT

6.1 Undertaking to sell Gyme and prepay Capitalised Interest and Seller's Credits

The Borr Parties jointly and severally undertake to procure the sale of Gyme or all of the shares in Borr Gyme Inc. (the **Gyme Shares**) and make a related prepayment of Capitalised Interest and the Seller's Credits subject to, and in accordance with, the following terms and conditions of this Clause 6.

6.2 Sale of Gyme

(a) The Borr Parties jointly and severally undertake to procure either:

(i) the sale of Gyme by Borr Gyme Inc.; or

(ii) the sale of the Gyme Shares by Borr IHC;

on or before 15 November 2022 to a third-party purchaser for a cash purchase price payable in full on or before completion of the sale and to apply all of the net proceeds of such sale in accordance with Clause 6.3 below.

For the purposes of this paragraph (a), a **third-party purchaser** means a person who is not a member of the Borr Drilling Group and who is not purchasing Gyme or the Gyme Shares as part of a lease financing or similar financing of Gyme.

(b) In order to effect a sale of Gyme or the Gyme Shares:

(i) at least three firms of shipbrokers (selected by Borr Drilling from Clarksons Platou, Fearnleys, Pareto, Arctic and such other firm(s) of international ship sale and purchase brokers as shall be agreed by the Seller and Borr Drilling) shall be engaged immediately by Borr Drilling for the marketing and sale of Gyme or the Gyme Shares (it being agreed that all related correspondence with such appointed brokers shall be provided to the Seller, all information requested by the Seller in connection with the sale of Gyme shall be provided by the brokers as soon as practicable and the Seller shall be permitted to participate in all discussions with such brokers); and

(ii) Borr Drilling shall immediately approach the (unnamed) counterparty to the letter of intent announced by Borr Drilling on 27 June 2022 in relation to the rigs "TIVAR", "HULDRA" and "HEIDRUN" (and/or such other parties to be agreed) to offer Gyme or the Gyme Shares for sale to such parties, on terms to be agreed by and fully communicated to the Seller.

(c) The definitive terms and conditions of sale of Gyme or the Gyme Shares shall be set out in a sale agreement made between:

(i) Borr Gyme Inc. and the relevant buyer (in the case of Gyme); or

(ii) Borr IHC and the relevant buyer (in the case of the Gyme Shares).

The final terms of such sale agreement shall require prior approval from the Seller (such approval not to be unreasonably withheld) and the Borr Parties undertake that such sale agreement shall not be executed without such approval. The Borr Parties further undertake that the sale agreement shall not be amended, or any of its terms waived, without the approval of the Seller.

(d) The sale of Gyme or the Gyme Shares shall be completed as soon as practicable, and the net cash proceeds of such sale shall be paid to the Seller no later than 15 November 2022.

(e) In event that a binding contract for the sale of Gyme or the Gyme Shares is not concluded by 15 October 2022, the Seller shall have the right to market Gyme for sale and conclude a binding contract on behalf of Borr Gyme Inc. at a minimum gross price of $90,000,000.

(f) For the avoidance of doubt, no Event of Default shall occur for a breach of the undertaking in paragraph (a) above, provided the Borr Parties comply with Clause 6.6 below.

6.3 **Application of sale proceeds**

All net cash proceeds received from the sale of Gyme or the Gyme Shares (as the case may be) shall be paid to the Seller immediately following such sale by way of mandatory prepayment and applied:

(a) first, in prepayment of the Capitalised Interest, the Seller's Credit and the Back End Fee related to Gyme;

(b) second, in or towards payment of all interest (excluding Capitalised Interest outstanding in respect of the other Rigs), fees, costs and expenses which are then payable by the Borr Parties (or any of them) under the Transaction Documents;

(c) third, in or towards prepayment on a pro rata basis of the Capitalised Interest outstanding in respect of the other Rigs; and

(d) fourth, in or towards prepayment on a pro rata basis of the Seller's Credits outstanding in respect of the other Rigs.

in each case, if the amounts payable under any relevant paragraph are not all due on the same date, in inverse order of maturity as between those particular amounts.

For the avoidance of doubt, if the net sale proceeds of Gyme or the Gyme Shares (as the case may be) exceed $120,000,000, the full amount of the net sale proceeds, including the excess above $120,000,000, shall be paid to the Seller for application in accordance with this Clause 6.3.

6.4 **Shortfall of sale proceeds**

In the event that:

(a) the net cash proceeds received from a sale of Gyme or the Gyme Shares (as the case may be) and paid to the Seller are less than $120,000,000 (including, for the avoidance of doubt, from any sale concluded by the Seller under Clause 6.2(e) above); and

(b) the Effective Time has occurred,

the Borr Parties jointly and severally undertake to make a payment to the Seller on the date of completion of such sale (or, if later, on the Effective Date) equal to the amount of the shortfall such that the Seller receives a total prepayment of $120,000,000 not later than the date of

completion of such sale (or, as the case may be, the Effective Date) (and such shortfall payment shall be applied in the manner specified in Clause 6.3 above).

For the avoidance of doubt, and notwithstanding Clause 2.3(c), unless and until the Effective Time has occurred, it is agreed that the Borr Parties shall not have any payment obligation in respect of, or be liable in damages to the Seller for, any shortfall below $120,000,000 in the amount received and applied by the Seller under Clause 6.3.

6.5 **Release of Mortgage and other Security Documents following sale**

The Seller shall, at the expense and cost of the Borr Parties, release the Gyme Security Documents and any claim against Borr Gyme Inc. or the assets of Borr Gyme Inc. upon completion of the sale of Gyme or the Gyme Shares (as the case may be) provided that, at the time of sale, the Seller receives:

(a) payment in cash from the buyer of Gyme or the Gyme Shares (as the case may be) of all of the net proceeds of sale; and

(b) payment from the Borr Parties of the amount, if any, payable by them under Clause 6.4.

6.6 **Prepayment if sale of Gyme or Gyme Shares not completed by 15 November 2022**

In the event that:

(a) for any reason (other than the Total Loss of Gyme) a sale of Gyme or the Gyme Shares is not completed on or before 15 November 2022; and

(b) the Effective Time has occurred on or before 15 November 2022,

the Borr Parties jointly and severally undertake to procure that the amount of $120,000,000 is paid to the Seller on 15 November 2022. Such amount shall be applied in prepayment of Capitalised Interest and the Seller's Credits in the manner specified in Clause 6.3 above and, upon receipt of such sum (provided that no Event of Default has occurred and is then continuing), the Seller shall, at the expense and cost of the Borr Parties, release the Gyme Security Documents and any claim against Borr Gyme Inc. or the assets of Borr Gyme Inc.

For the avoidance of doubt, and notwithstanding Clause 2.3(c), unless and until the Effective Time has occurred, it is agreed that the Borr Parties shall not have any payment obligation in respect of, or be liable in damages to the Seller for, any failure to sell Gyme or the Gyme Shares by 15 November 2022 under this Deed.

6.7 **Suspension of Seller's purchase option under Second Global Amendment Deed**

During the period that the Borr Parties are required to market and sell Gyme under this Clause 6, Gyme shall not be a Stacked Rig for the purposes of Clause 10 of the Second Global Amendment Deed.

7. **SALE OF ADDITIONAL RIG AS CONDITION OF ANY FURTHER REFINANCING**

7.1 **Undertaking to sell**

The Borr Parties agree that if, at any time on or after 15 August 2022 (being the date of the most recent PPL Term Sheet), the Borr Parties (or any of them) request the Seller to agree to:

(a) any changes to the structure and/or terms of the PPL Refinancing and/or the Other Loan Refinancings (including a request to amend this Deed or any Prior Global Amendment Deed) which, in the sole determination of the Seller, are material; or

(b) any further refinancing of the Borr Drilling Group's capital structure which, in the sole determination of the Seller, involves material amendments to the terms on which the Sellers' Credits are provided,

then, without prejudice to the Seller's right to refuse such request or to accept it upon such terms and conditions as the Seller may in its sole discretion require, the Seller shall have no obligation to consider that request (however reasonable) unless and until the Borr Parties have first procured the sale one of the Rigs (other than Gyme) for a cash purchase price of at least $90,000,000 paid in full upon completion of the sale and all of the net proceeds of such sale have been applied in the manner specified in Clause 7.3 below.

7.2 **Sale of Additional Rig**

(a) The identity of the Rig to be sold (the **Additional Rig**) pursuant to this Clause 7 (if applicable) shall be determined by Borr Drilling and require approval from the Seller, such approval not to be unreasonably withheld taking into account the business needs of the Borr Parties.

(b) In order to effect a sale of the Additional Rig, at least three firms of shipbrokers (selected by Borr Drilling from Clarksons Platou, Fearnleys, Pareto, Arctic and such other firm(s) of international ship sale and purchase brokers as shall be agreed by the Seller and Borr Drilling) shall be engaged by Borr Drilling for the marketing and sale of the Additional Rig (it being agreed that all related correspondence with such appointed brokers shall be provided to the Seller, all information requested by the Seller in connection with the sale of the Additional Rig shall be provided by the brokers as soon as practicable and the Seller shall be permitted to participate in all discussions with such brokers).

(c) The definitive terms and conditions of sale of the Additional Rig shall be set out in a sale agreement made between the Owner which is the registered owner of the Additional Rig (the **Relevant Owner**) and the relevant buyer. The wording of such sale agreement shall require prior approval from the Seller (such approval not to be unreasonably withheld) and the Borr Parties undertake that such sale agreement shall not be executed without such approval. The Borr Parties further undertake that the sale agreement shall not to be amended, or any of its terms waived, without the approval of the Seller (such approval not to be unreasonably withheld).

7.3 **Application of sale proceeds**

All net cash proceeds received from the sale of the Additional Rig shall be paid to the Seller and applied:

(a) first, in prepayment in inverse order of maturity of the Capitalised Interest, the Seller's Credit and the Back End Fee related to the Additional Rig;

(b) second, in or towards payment of all interest, fees, costs and expenses which are then payable by the Borr Parties (or any of them) under the Transaction Documents; and

(c) finally, as to any surplus, in payment of such amount to the Relevant Owner,

in each case, if the amounts payable under any relevant paragraph are not all due on the same date, in inverse order of maturity as between those particular amounts.

7.4 **Release of Mortgage and other Security Documents**

Upon completion of the sale of the Additional Rig, and provided that at the time of sale the Seller receives payment in cash from the buyer of the Additional Rig of all of the net proceeds of sale in accordance with Clause 7.3 above, the Seller shall, at the expense and cost of the Borr Parties, release:

(a) the Mortgage, the Insurance Assignment and the Contract Assignment granted by the Relevant Owner in respect of the Additional Rig;

(b) the guarantee and indemnity granted by the Relevant Owner under Clause 8 of the First Global Amendment Deed (as amended);

(c) the Shares Charge granted in respect of the shares in the Relevant Owner;

(d) the Guarantee granted by Borr Drilling in respect of the obligations of the Relevant Owner under the SPA in relation to the relevant Rig; and

(e) any claim against the Relevant Owner or its parent undertaking or the assets of the Relevant Owner or its parent undertaking.

8 EXTENSION FEE

8.1 Receipt of Extension Fee

In consideration of the Seller's agreement to execute the PPL Binding Cover Note, and in accordance with the binding terms set out therein, Borr Drilling has paid to the Seller on 26 August 2022 in cash a non-refundable extension fee (the **Extension Fee**) in the amount of $7,533,000 (and the Seller acknowledges its receipt of such sum).

8.2 Supplemental extension fee

In the event that the percentage (the **Relevant Percentage**) obtained by dividing (1) the total aggregate amount of all upfront fees, restructuring fees or other similar fees (however categorised) payable to the creditors and/or arrangers and/or affiliates of the creditors or arrangers with respect to any Other Scheduled Refinancing (provided that any such fees payable to any arranger or affiliate of an arranger in respect of a Bond Refinancing shall be excluded from the relevant calculation) by (2) the principal amount being refinanced or extended by that Other Scheduled Refinancing exceeds 1.00%, the Borr Parties jointly and severally undertake to pay to the Seller in cash a supplemental extension fee in Dollars equal to the difference between:

(a) $7,533,000; and

(b) the amount obtained by multiplying $753,300,000 by the Relevant Percentage.

In the event that two or more Other Scheduled Refinancings involve fees with a higher Relevant Percentage than 1.00%, and if those Relevant Percentages differ, the supplemental extension fee shall be computed using the highest of those Relevant Percentages only.

The due date for payment of any supplemental extension fee under this Clause 8.2 shall be the date on which the fee by reference to which that supplemental extension fee is calculated is payable to the relevant creditors and/or arrangers and/or affiliates.

For the purposes of this Clause 8.2, it is agreed that the back-end fee of 2% flat payable under the New DNB Facility Agreement on each repayment of principal thereunder shall not be taken into account when determining the supplemental extension fee, if any, and shall not trigger payment of any supplemental extension fee.

8.3 Conversion into prepayment of Capitalised Interest

If the Effective Time does not occur on or before 11:59 hours London time on the Long Stop Date, the Extension Fee (and any supplemental extension fee paid to the Seller under Clause 8.2) shall be deemed instead to be a prepayment of Capitalised Interest and shall be applied on the next Banking Day after the Long Stop Date in prepayment of the Capitalised Interest (with a corresponding reduction of the balance of the Capitalised Interest due on 1 March 2023).

8.4 **No refund**

Without prejudice to Clause 8.3 neither the Extension Fee nor any supplemental extension fee payable under Clause 8.2 shall be refundable, whether in whole or in part, in any circumstances.

9 **RESTRICTION ON PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS**

9.1 **Provisions of First Global Amendment Deed to be amended**

With effect from the Effective Time, Clause 7.1(i) (*Restriction on dividends*) of the First Global Amendment Deed shall be deleted in its entirety and the provisions of Clause 9.2 shall apply.

9.2 **Restrictions on dividends**

Borr Drilling undertakes that, during the period from the Effective Time until the date when the Capitalised Interest has been repaid in full and 75% in value of the Seller's Credits as at the date of this Deed have been repaid in aggregate, it shall not declare, make or pay any dividend or other distribution (whether in cash or in kind, other than a distribution in the form of shares in Borr Drilling, which shall not be restricted by this Clause 9.2) on or in respect of its share capital (or any class of its share capital) or redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

10. **OTHER RESTRICTIONS ON THE BORR DRILLING GROUP**

10.1 **Provisions of Second Global Amendment Deed to be amended**

With effect from the Effective Time:

(a) Paragraph (c) of Clause 7.4 (*"Phase 3" action plan*) of the Second Global Amendment Deed shall cease to have effect; and

(b) Clause 11.9 (*Other restrictions on the Borr Drilling Group*) of the Second Global Amendment Deed shall be deleted in its entirety and the following provisions of this Clause 10 shall apply in its place.

10.2 **Other restrictions on the Borr Drilling Group**

Borr Drilling undertakes that, except with the Seller's prior written consent, it shall not (and it shall procure that no other member of the Borr Drilling Group shall) at any time until both (a) all Capitalised Interest under each SPA has been repaid in full and (b) all of the instalments of the Seller's Credits due for payment under Clause 4.2 before 1 May 2025 (excluding any instalments due for payment on 1 May 2025) have been repaid in full:

(a) make any scheduled repayment or voluntary prepayment of principal to any of the Other Secured Creditors under the Other Secured Facility Agreements or any Refinancier other than a Permitted Payment; or

(b) make further purchases of rigs or incur new debts to fund the acquisition of any rigs, other than rigs already contracted for at the date of the Second Global Amendment Deed or in connection with the exercise of a creditor purchase option under the Keppel Amended and Restated Framework Deed or the Other Restructuring Documents (including the exercise of the option of the relevant member of the Borr Drilling Group to cancel the creditor purchase option by refinancing the principal or purchase price owing in respect of such rig).

10.3 **Definitions**

For the purposes of this Clause 10 and the other provisions of this Deed:

Permitted Payment means:

(a) a scheduled repayment of principal provided for under the New DNB Facility Agreement as in effect at the Effective Date or under any Successor Facility to the New DNB Facility;

(b) a scheduled repayment of principal provided for under the Hayfin Amended and Restated Facility Agreement as in effect at the Effective Date or under any Successor Facility to the Hayfin Facility;

(c) a scheduled repayment of principal provided for under the Keppel Credit Agreements as in effect at the Effective Date or under any Successor Facility to the Keppel Facilities;

(d) any other principal payments, including to the extent applicable payments of holding costs and cost cover, provided for under the Keppel Amended and Restated Framework Deed as in effect at the Effective Date;

(e) any mandatory prepayment made in relation to the sale or total loss of a rig, or the exercise of a creditor purchase option under one of the Other Secured Facility Agreements or the Keppel Amended and Restated Framework Deed (including the exercise of the option of the relevant member of the Borr Drilling Group to cancel the creditor purchase option by repaying the principal or purchase price owing in respect of such rig) in respect of a rig currently owned and operated by any member of the Borr Drilling Group which is, as at the date of this Deed, subject to a first preferred or first priority ship mortgage as security for any outstanding amounts under that Other Secured Facility Agreement or the Keppel Amended and Restated Framework Deed (including rigs secured in support of the New DNB Facility Agreement on or after the Effective Date in accordance with the DNB Term Sheet) provided that the amount of such prepayment shall not exceed the proceeds received by the relevant member of the Borr Drilling Group in respect of such sale, total loss or purchase option;

(f) a Refinancing of any Keppel Facility, the Hayfin Facility or the New DNB Facility or, as the case may be, a Refinancing of any Successor Facility to the credit facility provided under any Keppel Credit Agreement, the Hayfin Facility Agreement or the New DNB Facility Agreement; or

(g) the repayment of a Rollover Loan under any revolving credit facility.

Refinancier means a finance provider under a Refinancing.

Refinancing means, in respect of a facility or other debt instrument (including bonds), a refinancing of that facility or other debt instrument by repaying it out of the proceeds of a new financing which is in the same (or a higher) amount as the amount repaid and is made on terms whereby:

(a) the scheduled dates for repayment of principal under that new facility fall on the same dates or later dates than the corresponding repayment dates under the facility or other debt instrument being refinanced; and

(b) except in relation to any Financial Quarter falling after the scheduled maturity date of the facility or other debt instrument being refinanced, the amount of principal (plus any back-end fee or similar charge payable together with that principal) scheduled for repayment during a Financial Quarter under that new facility does not exceed the amount of principal (plus any back-end fee or similar charge payable together with that principal) which was scheduled for repayment during that Financial Quarter under the facility or other debt instrument being refinanced,

provided that, unless the Seller agrees otherwise, no Keppel Facility may be refinanced except as contemplated by Schedule 4, Clause 5.2 of the Keppel Amended and Restated Framework Deed.

Rollover Loan means a loan made under a revolving credit facility which is repaid in circumstances in which a new loan in the same (or a higher) amount is drawn on the same date under that revolving credit facility.

Successor Facility means:

(a) if the New DNB Facility and/or the Hayfin Facility is repaid in full from the proceeds of a Refinancing, the new facility (which may include bonds) made available under that Refinancing; and

(b) if any Keppel Facility is refinanced as contemplated by Schedule 4, Clause 5.2 of the Keppel Amended and Restated Framework Deed, the new facility (which may include bonds) made available under that refinancing.

11 SELLER'S RIGHT OF TRANSFER

11.1 Assignment, transfer and sub-participation

(a) Subject to paragraph (b) below and Clause 11.2, the Borr Parties irrevocably agree that the Seller may, at any time, without requiring the further consent of any Borr Party:

(i) assign all or any of the Seller's Credits and its associated rights, or transfer by novation all or any of the Seller's Credits and its associated rights and obligations, under the Transaction Documents to any person; or

(ii) grant a sub-participation in all or any of the Seller's Credits and its associated rights under the Transaction Documents to any person or enter into any synthetic or similar transaction whereby economic or voting rights are effectively transferred to or vested in another person.

(b) Notwithstanding paragraph (a) above, the Seller shall not be entitled to make any assignment, novation, sub-participation or other form of transfer described in paragraph (a) above in favour of any person who is an Industry Competitor, except with the prior written consent of Borr Drilling.

(c) For the purposes of this Clause 11:

Industry Competitor means a person who is:

(i) a Trade Competitor of Borr Drilling or any of Borr Drilling's subsidiaries; or

(ii) an affiliate of any person mentioned in paragraph (i) above; or

(iii) a person who holds more than 30% of the voting rights in any person described in paragraph (i) or (ii) above.

Trade Competitor means any person engaged in the provision of offshore drilling services in direct competition with the Borr Drilling Group.

11.2 Borr Drilling's right of first refusal

(a) If the Seller intends to assign or transfer by novation all or any of the Seller's Credits and its associated rights, benefits and obligations under the Transaction Documents to any person who is not a wholly-owned subsidiary of the Seller (a **Loan Transferee** and in respect of which Clause 11.3 applies), it shall first give notice to Borr Drilling of its intention to do so in a notice which:

(i) describes the rights, benefits and obligations to be transferred (the **Transfer Property**) and whether the transfer is to be by way of assignment or novation (the **Transfer Method**); and

(ii) stipulates the sale price at which the Seller intends to make that assignment or transfer by novation (the **Agreed Sale Price**).

(b) Subject to paragraph (d)(iii) below, Borr Drilling shall then have the right (the **Right of First Refusal**), to be exercised within 7 Banking Days of its receipt of the Seller's notice, to require the Seller to transfer the Transfer Property by the same Transfer Method to Borr Drilling (or an affiliate of Borr Drilling designated by Borr Drilling) at the Agreed Sale Price.

(c) If Borr Drilling does not exercise the Right of First Refusal within the period specified in paragraph (b) above, or if during that period it notifies the Seller in writing that it does not wish to exercise the Right of First Refusal, the Seller shall be entitled to assign or transfer by novation the Transfer Property to the Loan Transferee upon the terms set out in the Seller's notice. In such case, the Borr Parties shall promptly do or procure the doing of all such acts and things and shall sign, execute and deliver or procure the signing, execution and delivery of all such instruments and documents as the Seller may reasonably require for the purpose of perfecting that assignment or transfer.

(d) If Borr Drilling does exercise the Right of First Refusal within the period specified in paragraph (b) above, the Seller shall be obliged to transfer the Transfer Property to Borr Drilling (or its designated affiliate) by the relevant Transfer Method for the Agreed Sale Price, and Borr Drilling shall be obliged to take that transfer on such terms, provided that:

(i) completion of the transfer shall take place not later than 15 Banking Days after the date of Borr Drilling's notice to the Seller exercising the Right of First Refusal;

(ii) the Agreed Sale Price shall be paid in cash in one single instalment on or before the date of completion of the transfer; and

(iii) if Borr Drilling fails to pay the Agreed Sale Price and accept the transfer of the Transfer Property within the time period specified in sub-paragraph (i) above then, unless such failure is due to the Seller's default:

(A) the Seller's obligation to transfer the Transfer Property to Borr Drilling (or its designated affiliate) under this Clause 11.2 shall be cancelled and the Seller shall be free to transfer the Transfer Property to any other person (except an Industry Competitor);

(B) the Right of First Refusal shall be cancelled in respect of all future assignments and/or transfers by the Seller under Clause 11.1; and

(C) the obligation of the Seller to give notice under Clause 11.2(a) of all future assignments and/or transfers by the Seller under Clause 11.1 shall be cancelled.

(e) For the avoidance of doubt, the Right of First Refusal does not apply in relation to any assignment or transfer by novation in favour of a wholly-owned subsidiary of the Seller made in accordance with Clause 11.3.

11.3 Transfers to wholly-owned subsidiaries of the Seller

(a) The Seller shall be entitled to assign all or any of the Seller's Credits and its associated rights, or transfer by novation all or any of the Seller's Credits and its associated rights and obligations, under the Transaction Documents to a wholly-owned subsidiary of the Seller (a **PPL Group Transferee**) without requiring the further consent of any Borr Party and without the Right of First Refusal applying in relation to that assignment or transfer provided that such assignment or transfer is made on terms whereby the PPL Group Transferee becomes bound by the terms of this Clause 11.

(b) Following an assignment or transfer to a PPL Group Transferee, the Seller shall not transfer any of its shares in such PPL Group Transferee unless:

(i) all amounts actually or contingently owing to that PPL Group Transferee by the Borr Parties have been repaid and discharged in full; or

(ii) such assignment or transfer is made in favour of another wholly-owned subsidiary of the Seller (who shall, in turn, become a PPL Group Transferee upon completion of such assignment or transfer); or

(iii) if such assignment or transfer in favour of an Industry Competitor, Borr Drilling has given its prior written consent to such assignment or transfer; or

(iv) such assignment or transfer is made in favour of a party (other than another wholly-owned subsidiary of the Seller or an Industry Competitor) in accordance with the provisions set out in paragraph (c) below.

(c) The provisions relating to the transfer of shares mentioned in paragraph (a)(iv) above are as follows:

(i) If the Seller intends to transfer the shares in a PPL Group Transferee to another party which is not a wholly-owned subsidiary of the Seller or an Industry Competitor (a **Share Transferee**), it shall first give notice to Borr Drilling of its intention to do so in a notice which identifies the PPL Group Transferee and stipulates the sale price at which the Seller intends to make that share transfer (the **Agreed Share Sale Price**).

(ii) Subject to paragraph (iv)(C) below, Borr Drilling shall then have the right (the **Right of First Refusal re Shares**), to be exercised within 7 Banking Days of its receipt of the Seller's notice, to require the Seller to transfer the shares to Borr Drilling (or an affiliate of Borr Drilling designated by Borr Drilling) at the Agreed Share Sale Price.

(iii) If Borr Drilling does not exercise the Right of First Refusal re Shares within the period specified in paragraph (ii) above, or if during that period it notifies the Seller in writing that it does not wish to exercise the Right of First Refusal re Shares, the Seller shall be entitled to transfer the shares to the Share Transferee upon the terms set out in the Seller's notice.

(iv) If Borr Drilling does exercise the Right of First Refusal re Shares within the period specified in paragraph (ii) above, the Seller shall be obliged to transfer the shares to Borr Drilling (or its designated affiliate) for the Agreed Share Sale Price, and Borr Drilling shall be obliged to take that transfer on such terms, provided that:

(A) completion of the share transfer shall take place not later than 15 Banking Days after the date of Borr Drilling's notice to the Seller exercising the Right of First Refusal re Shares;

(B) the Agreed Share Sale Price shall be paid in cash in one single instalment on or before the date of completion of the share transfer; and

(C) if Borr Drilling fails to pay the Agreed Share Sale Price and accept the share transfer within the time period specified in sub-paragraph (i) above then, unless such failure is due to the Seller's default:

(I) the Seller's obligation to transfer the shares to Borr Drilling (or its designated affiliate) under this Clause 11.3(c) shall be

cancelled and the Seller shall be free to transfer the shares to any other person (except an Industry Competitor);

(II) the Right of First Refusal re Shares shall be cancelled in respect of all future share transfers by the Seller under Clause 11.3(b)(iv); and

(III) the obligation of the Seller to give notice under Clause 11.3(c)(i) of all future share transfers by the Seller under Clause 11.3(b)(iv) shall be cancelled.

12. REPRESENTATIONS, WARRANTIES AND CONFIRMATIONS

12.1 Mutual representations and undertakings

Each Borr Party represents and warrants to the Seller, and the Seller represents and warrants to the Borr Parties, that the following matters are true in respect of it on the date of this Deed and at the Effective Time:

(a) it is duly incorporated and validly existing under the laws of its Jurisdiction of Incorporation and, if relevant under such laws, in good standing in its Jurisdiction of Incorporation;

(b) it has full power and authority to become a party to this Deed and has taken all necessary action and has obtained all consents, licences and approvals required in connection with the entry into and performance of this Deed; and

(c) its execution, delivery and performance of this Deed does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets.

12.2 Repetition of prior representations and warranties by the Borr Parties

The Borr Parties confirm that each representation and warranty given by them prior to the date of this Deed under the Transaction Documents (as amended by this Deed) remains true and correct as at the date of this Deed and is deemed to be repeated on the date of this Deed and at the Effective Time.

12.3 Other representations and warranties of the Borr Parties

Each Borr Party represents and warrants to the Seller that the following matters are true in respect of it on the date of this Deed and at the Effective Time:

(a) no order has been made and no resolution has been passed for its winding up or for the appointment of a provisional liquidator or manager and no petition has been presented and no meeting has been convened for the purpose of considering its winding up;

(b) it is not and has not admitted itself to be unable to pay its debts as they fall due, nor has it failed to pay its debts when due, nor is it otherwise liable to be found unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

(c) the obligations expressed to be assumed by it in this Deed and each other Transaction Document to which it is a party constitute valid, legal and binding obligations which are in full force and effect and which are enforceable against it in accordance with the terms of this Deed or such other Transaction Document (as the case may be) and, to the extent not secured by the Transaction Security, rank at least *pari passu* with all of its other present and future unsecured and unsubordinated indebtedness (with the exception of any obligations which are mandatorily preferred by law and not by

contract);

(d) all information supplied by it or on its behalf to the Seller in connection with this Deed was true and accurate in all material respects as at the date it was provided or as at any date at which it was stated to be given and any financial projections contained in such information were prepared as at their date on the basis of recent historical information and on the basis of reasonable assumptions;

(e) it has not omitted to supply any information which, if disclosed, would make the information referred to in paragraph (d) above untrue or misleading in any material respect and nothing has occurred since the date of the information referred to in paragraph (d) above which, if disclosed, would make that information untrue or misleading in any material respect;

(f) all copies of documents supplied by it or on its behalf to the Seller in connection with this Deed are true, up to date and complete copies of the originals which remain in full force and effect and have not been amended or revoked (save to the extent that copies of any such amendments have been supplied to the Seller);

(g) no Change of Control has occurred;

(h) no Material Adverse Change has occurred and is continuing;

(i) no Event of Default under any SPA or Mortgage has occurred and is continuing;

(j) no event or circumstance has occurred which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default under any SPA or Mortgage.

12.4 **Confirmation of amounts owing**

The Borr Parties jointly and individually confirm and represent to the Seller that:

(a) the principal amount of each Seller's Credit which is owing to the Seller at the date of this Deed is the amount set out in respect of it in Schedule 4;

(b) the amount of Capitalised Interest under each SPA which is owing to the Seller at the date of this Deed is the amount set out in respect of it in Schedule 4; and

(c) no amount owing to the Seller under the Transaction Documents is subject to any offset, defence or other reduction.

13. **AMENDMENT OF TRANSACTION DOCUMENTS**

13.1 **Amendment of Prior Global Amendment Deeds**

The Seller and the Borr Parties agree that, with effect from the Effective Time:

(a) all references in a Prior Global Amendment Deed to "Transaction Documents" shall be construed as references to "Transaction Documents" as defined in this Deed; and

(b) all references in a Prior Global Amendment Deed to "this Deed", "hereunder", "herein", "hereof" and all like terms shall be read and construed to include references to that Prior Global Amendment Deed as amended, varied and supplemented by this Deed.

13.2 **Amendment of SPAs**

The Principal Debtors and the Seller agree that, with effect from the Effective Time:

(a) the SPAs relating to the Rigs "GYME", "NATT" and "NJORD" shall be and are hereby

amended as set out in Part 1 of Schedule 5; and

(b) the SPAs relating to the other Rigs shall be and are hereby amended as set out in Part 2 of Schedule 5,

and the other Borr Parties confirm their consent to and approval of such amendments.

13.3 **Confirmations of the Owners**

Each Owner acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Third Mortgage Amendments:

(a) the Guarantee (if any) made by that Owner and the Cross-Guarantee made by that Owner shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall guarantee the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed;

(b) the Security Interests granted to the Seller under the Mortgage, Insurance Assignment and Contract Assignment made by that Owner are and will remain first priority Security Interests over the assets to which they relate and no other Security Interest exists (and that Owner will not suffer any other Security Interest to exist) that is *pari passu* with or primes any of such Security Interests;

(c) the Mortgage, Insurance Assignment and Contract Assignment made by that Owner are valid and enforceable in accordance with their terms; and

(d) the Mortgage, Insurance Assignment and Contract Assignment made by that Owner shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed,

and accordingly the Owners and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above):

(i) the Mortgages shall be amended as set out in the Third Mortgage Amendments;

(ii) the Insurance Assignments shall be and are hereby amended by amending the Insurance Assignment Amendments as set out in Part 3 of Schedule 5; and

(iii) the Contract Assignments shall be and are hereby amended as set out in Part 4 of Schedule 5.

13.4 **Confirmations of Borr Drilling**

Borr Drilling acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Third Mortgage Amendments, the Guarantees made by it shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall guarantee the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed.

13.5 **Confirmations of Borr IHC**

Borr IHC acknowledges, agrees and confirms that, notwithstanding the amendments to the

Transaction Documents made by this Deed and the Third Mortgage Amendments:

(a) the Holdco Guarantee shall continue in full force and effect in accordance with its terms (save as amended by this Deed) and, with effect from the Effective Time, shall guarantee the prompt payment in full of all the Capitalised Interest (as defined in this Deed) due and owing from time to time to the Seller by the Principal Debtors as the same are amended, extended and/or increased from the Effective Time by this Deed;

(b) the Security Interests granted to the Seller under the Borr IHC Share Charges are and will remain first priority, limited recourse Security Interests over the assets to which they relate and no other Security Interest exists (and Borr IHC will not suffer any other Security Interest to exist) that is *pari passu* with or primes any of such Security Interests;

(c) the Borr IHC Share Charges are valid and enforceable in accordance with their terms; and

(d) the Borr IHC Share Charges shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed strictly on a limited recourse basis only, consistent with their terms prior to the date of this Deed,

and accordingly Borr IHC and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above), the Holdco Guarantee shall be and is hereby amended as set out in Part 5 of Schedule 5 and the Borr IHC Share Charges shall be and are hereby amended as set out in Part 6 of Schedule 5.

13.6 Confirmations of BM Ventures re BM Ventures English Share Charges

BM Ventures acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments:

(a) the Security Interests granted to the Seller under the BM Ventures English Share Charges are and will remain first priority Security Interests over the assets to which they relate and no other Security Interest exists (and BM Ventures will not suffer any other Security Interest to exist) that is *pari passu* with or primes any of such Security Interests;

(b) the BM Ventures English Share Charges are valid and enforceable in accordance with their terms; and

(c) the BM Ventures English Share Charges shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed strictly on a limited recourse basis only, consistent with their terms prior to the date of this Deed,

and accordingly BM Ventures and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above), the BM Ventures English Share Charges shall be and are hereby amended as set out in Part 7 of Schedule 5.

13.7 Confirmations of BM Ventures re BM Ventures Scottish Share Pledges

BM Ventures acknowledges, agrees and confirms that, notwithstanding the amendments to the Transaction Documents made by this Deed and the Mortgage Amendments:

(a) the Security Interests granted to the Seller under the BM Ventures Scottish Share Pledges are and will remain first priority Security Interests over the assets to which they relate and no other Security Interest exists (and BM Ventures will not suffer any other Security Interest to exist) that is *pari passu* with or primes any of such Security Interests;

(b) the BM Ventures Scottish Share Pledges are valid and enforceable in accordance with their terms; and

(c) the BM Ventures Scottish Share Pledges shall continue in full force and effect in accordance with their terms (save as amended by this Deed) and, with effect from the Effective Time, shall secure the payment and performance of all of the Secured Obligations due and owing from time to time to the Seller as the same are amended, extended and/or increased from the Effective Time by this Deed strictly on a limited recourse basis only consistent with their terms prior to the date of this Deed,

and accordingly BM Ventures and the Seller agree that, with effect from the Effective Time (and in addition to the amendments made above), the BM Ventures Scottish Share Pledges shall be and are hereby amended as set out in Part 8 of Schedule 5.

The provisions of this Clause 13.7 and Part 8 of Schedule 5 and any non-contractual obligations arising out of or in connection with them shall be governed by and construed in accordance with Scots law.

13.8 **The Gyme SPA and Gyme Security Documents**

For the avoidance of doubt, the provisions of this Clause 13 shall not apply to the Gyme SPA or the Gyme Security Documents if, prior to the Effective Date, all amounts owing under the SPA are prepaid to the Seller in accordance with Clause 6 and the Gyme Security Documents released by the Seller in accordance with that Clause.

13.9 **No other amendments**

Save as expressly set out in this Deed or in the Third Mortgage Amendments, all terms and conditions of the Prior Global Amendment Deeds and the other Transaction Documents shall remain unaltered in full force and effect.

14. TRANSACTION COSTS

Without prejudice to their obligations under Clause 9.2 of the First Global Amendment Deed, Borr Drilling and the Owners jointly and severally undertake to indemnify the Seller within 5 Banking Days upon written demand in respect of all reasonable direct costs, charges and expenses including, without limitation, the fees of legal counsel (together with value added tax or any similar tax thereon) incurred by the Seller:

(a) in considering and negotiating the outline terms of the deferrals granted under this Deed including negotiation and preparation of the PPL Term Sheets and the PPL Cover Note and reviewing the Other Terms Sheets and the Other Cover Notes;

(b) in the negotiation, preparation, printing, execution and registration of this Deed and the Third Mortgage Amendments; and

(c) in collating, monitoring and otherwise attending to the conditions precedent specified in Clause 2, including (without limitation) the cost of obtaining the legal opinions referred to in Clause 2.2(j).

The Seller may make one or more demands for payment under this Clause 14.

15. CONFIDENTIALITY

15.1 Information to be kept confidential

Without prejudice to Clause 15.2, the provisions of Clause 11 of the Master Agreement shall be deemed to be incorporated in this Deed with logical amendments.

15.2 **Permitted disclosures**

The Parties agree and acknowledge that:

(a) this Deed and its contents may be disclosed by an Obligor to the Other Secured Creditors or any Refinancier and may be filed with the US Securities and Exchange Commission or the Norwegian Financial Services Authority in accordance with their rules or applicable securities law; and

(b) the Seller may disclose copies of the Transaction Documents to any actual or potential assignee, transferee or sub-participant referred to in and which would be a permitted transferee under Clause 11.1 together with such information about the Borr Parties and their respective businesses, assets or financial condition as the Seller shall consider appropriate provided that such person has entered into a binding confidentiality undertaking on substantially the same terms as the provisions of Clause 11 of the Master Agreement.

16. MISCELLANEOUS

16.1 Release of claims and waiver of defences

With effect from the Effective Time, the Borr Parties:

(a) release the Seller, Sembcorp Marine Ltd. and the agents and affiliates of the Seller and Sembcorp Marine Ltd. from all claims, known or unknown, arising prior to the Effective Time in connection with this Deed (and the discussions relating to it), the Rigs and the other Transaction Documents, other than claims caused by the fraud or wilful misconduct of the Seller, Sembcorp Marine Ltd. or any such agent or affiliate; and

(b) waive any and all defences to claims brought by the Seller in connection with this Deed (and the discussions relating to it), the Rigs and the other Transaction Documents, other than in respect of claims caused by the Seller's breach of the terms of the Transaction Documents, fraud or wilful misconduct.

16.2 **No waiver, derogation or prejudice of rights**

Other than expressly set out in this Deed, the Seller's forbearance granted under this Deed (including the agreement to defer payments of principal and interest under the SPAs) does not and will not waive, derogate or prejudice any of the Seller's rights under the Prior Global Amendment Deeds, the SPAs, the Guarantees or the Security Documents.

16.3 **Consequences of breach**

If any Borr Party (a) breaches any of its payment obligations under this Deed or (b) breaches any other covenant or term of this Deed or the other Transaction Documents and such breach (subject to any notice or cure period therein) would constitute an Event of Default under any SPA or Mortgage (subject to any notice or cure period therein), the Seller shall be entitled to accelerate repayment of the Seller's Credits, the Capitalised Interest and the Back End Fees under the SPAs and the Security Documents and to exercise all of its rights upon default under the SPAs and the Security Documents, including the right to take possession of the Rigs.

16.4 **Time of essence**

Time is of the essence as regards every obligation of the Borr Parties under this Deed (subject to any notice or cure period related thereto).

16.5 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Seller, any right or remedy under this Deed shall operate as a waiver of any such right or remedy or constitute an election to affirm this Deed. No election to affirm this Deed on the part of the Seller shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise of it or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

16.6 Waivers and amendments to be in writing

Any waiver by the Seller of any provision of this Deed, and any consent or approval given by the Seller under or in respect of this Deed, shall only be effective if given in writing and then only strictly for the purpose and upon the terms for which it is given. This Deed may not be amended or varied orally but only by an instrument signed by the Parties.

16.7 **Partial invalidity**

If at any time one or more of the provisions of this Deed is or becomes invalid, illegal or unenforceable in any respect under any law by which it may be governed or affected, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired as a result.

16.8 **Counterparts; electronic or digital signature**

(a) This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

(b) Each Party agrees that any other Party may sign this Deed by electronic or digital signature (whatever form the electronic or digital signature takes) and that such method of signature is as conclusive of that Party's intention to be bound by this Deed as if the person or persons signing on behalf of that Party had signed by manuscript signature.

16.9 **Third party rights**

(a) Subject to paragraph (b) below, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 or the Contract (Third Party Rights)(Scotland) Act 2017 (the **Third Parties Acts**) to enforce or enjoy the benefit of any term of this Deed.

(b) Notwithstanding paragraph (a) above but subject always to paragraph (c) below and the provisions of the Third Parties Acts, a person who is not a Party may rely on any provision under this Deed which expressly confers rights on them.

(c) Notwithstanding any term of this Deed or any other Transaction Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

17. **NOTICES**

17.1 **Communications in writing**

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by e-mail or letter.

17.2 **Addresses**

The postal address and email addresses (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed are:

(a) in the case of the Seller:

80 Tuas South Boulevard, Singapore 637051

with a copy to the Seller at 21 Pandan Road, Singapore 609273

E-mail: [redacted]

Attention: Wong Teck Cheong / William Goh / Kelvin Lee

(b) in the case of each Borr Party:

Borr Drilling Limited, S.E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda

E-mail: [redacted]
cc. [redacted]

Attention: Company Secretary and CFO

or to such other postal address, e-mail address, department or officer as a Party may notify to the others.

17.3 **Amendments to address provisions under the other Transaction Documents**

The Parties agree that, with effect from the date of this Deed, all communications or documents to be delivered under the other Transaction Documents shall be addressed in accordance with Clause 17.2 above.

18. **GOVERNING LAW AND ARBITRATION**

18.1 **Governing law**

Except for the provisions of Clause 13.7 and Part 8 of Schedule 5 (which shall be governed by and construed in accordance with Scots law), this Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

18.2 **Arbitration**

(a) If any dispute arises between the Seller on the one hand and any one or more of the Borr Parties on the other hand as to any matter arising under or out of or in connection with this Deed, the Seller and the Borr Parties shall in the first instance attempt to settle the dispute amicably by reference of the dispute to the senior management of the Seller and Borr Drilling for negotiation and resolution.

(b) If the dispute remains unresolved within a 14 day period from the commencement of such negotiation, the Seller and the Borr Parties shall attempt to settle such dispute by mediation in accordance with the Mediation Procedure of the Singapore Mediation Centre. Neither the Seller nor the Borr Parties (each a **Side**) may terminate the mediation until the other Side has made its opening presentation and the mediator has met each Side separately. The mediation shall take place in Singapore and the language of the mediation shall be English. If the dispute remains unresolved within a

14 day period from the commencement of such negotiation, it shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

(c) The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (**LMAA**) Terms current at the time when the arbitration proceedings are commenced.

(d) The reference shall be to three arbitrators. A Side wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other Side requiring the other Side to appoint its own arbitrator within 14 days of that notice and stating that it will appoint its own arbitrator as sole arbitrator unless the other Side appoints its own and gives notice that it has done so within the 14 days specified. If the other Side does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the Side referring a dispute to arbitration may, without the requirement of any further prior notice to the other Side, appoints its own arbitrator as sole arbitrator and shall advise the other Side accordingly. The award of a sole arbitrator shall be binding on both Sides as if the sole arbitrator had been appointed by agreement.

(e) In cases where neither the claim nor any counterclaim exceeds the sum of $100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(f) Notwithstanding the above, the Parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Deed.

(g) The law governing this Clause 18.2 shall be English law.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1
The Owners

No.	Name	Jurisdiction of incorporation	Registered office
1.	Borr Galar (UK) Limited	England	70 Victoria Street, 6th Floor, The Zig Zag Building, London SW1E 6SQ, United Kingdom
2	Borr Gerd Inc. (formerly Borr Jack-Up XVIII Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
3	Borr Gersemi (UK) Limited	Scotland	Pavilion 4, Discovery Drive, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland
4	Borr Grid (UK) Limited	Scotland	Pavilion 4, Discovery Drive, Westpoint Business Park, Prospect Road, Westhill, AB32 6FE, Scotland
5	Borr Gyme Inc. (formerly Borr Jack-Up XXIII Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
6	Borr Natt Inc. (formerly Borr Jack-Up XXIV Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
7	Borr Groa Inc. (formerly Borr Jack-Up XXII Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands
8	Borr Njord (UK) Limited	England	70 Victoria Street, 6th Floor, The Zig Zag Building, London SW1E 6SQ, United Kingdom
9	Borr Gunnlod Inc. (formerly Borr Jack-Up XXI Inc.)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands

SCHEDULE 2
The Rigs

No.	Rig	IMO No.	Flag	Owner
1.	Galar (Hull P2041)	9689720	Liberia	Borr Galar (UK) Limited
2.	Gerd (Hull P2043)	9688324	Vanuatu	Borr Gerd Inc. (formerly Borr Jack-Up XVIII Inc.)
3.	Gersemi (Hull P2045)	9701437	Liberia	Borr Gersemi (UK) Limited
4.	Grid (Hull P2046)	9701425	Liberia	Borr Grid (UK) Limited
5.	Gyme (Hull P2047)	9758349	Liberia	Borr Gyme Inc. (formerly Borr Jack-Up XXIII Inc.)
6.	Natt (Hull P2048)	9765770	Panama	Borr Natt Inc. (formerly Borr Jack-Up XXIV Inc.)
7.	Groa (Hull P2049)	9727869	Vanuatu	Borr Groa Inc. (formerly Borr Jack-Up XXII Inc.)
8.	Njord (Hull P2052)	9768667	Liberia	Borr Njord (UK) Limited
9.	Gunnlod (Hull P2053)	9735074	Liberia	Borr Gunnlod Inc. (formerly Borr Jack-Up XXI Inc.)

SCHEDULE 3
The SPAs

1. Sale and purchase agreement dated 9 October 2017 made between Borr Galar Inc. (formerly known as Borr Jack-Up XVII Inc.) and the Seller with respect to the sale and purchase of "GALAR" (ex Hull P2041) as amended by an amendment agreement dated 16 September 2019 and as novated from and out of the name of Borr Galar Inc. to and into the name of Borr Drilling by a novation agreement dated 16 January 2020 made between Borr Galar Inc., the Seller, Borr Galar (UK) Limited and Borr Drilling and as further amended by the Prior Global Amendment Deeds.

2. Sale and purchase agreement dated 9 October 2017 made between made Borr Gerd Inc. (formerly known as Borr Jack-Up XVIII Inc.) and the Seller with respect to the sale and purchase of "GERD" (ex Hull P2043) as amended by an amendment agreement dated 9 October 2018 and as further amended by the Prior Global Amendment Deeds.

3. Sale and purchase agreement dated 9 October 2017 made between Borr Gersemi Inc. (formerly known as Borr Jack-Up XIX Inc.) and the Seller with respect to the sale and purchase of "GERSEMI" (ex Hull P2045) as novated from and out of the name of Borr Gersemi Inc. to and into the name of Borr Drilling by a novation agreement dated 26 June 2019 made between Borr Gersemi Inc., the Seller, Borr Gersemi (UK) Limited and Borr Drilling and as amended by the Prior Global Amendment Deeds.

4. Sale and purchase agreement dated 9 October 2017 made between Borr Grid Inc. (formerly known as Borr Jack-Up XX Inc.) and the Seller with respect to the sale and purchase of "GRID" (ex Hull No. P2046) as novated from and out of the name of Borr Gersemi Inc. to and into the name of Borr Drilling by a novation agreement dated 26 June 2019 made between Borr Grid Inc., the Seller, Borr Grid (UK) Limited and Borr Drilling and as amended by the Prior Global Amendment Deeds.

5. Rig construction agreement dated 9 October 2017 made between Borr Gyme Inc. (formerly known as Borr Jack-Up XXIII Inc.) and the Seller with respect to the construction, sale and purchase of "GYME" (ex Hull P2047) as amended by an amendment agreement dated 25 March 2020 and as further amended by the Prior Global Amendment Deeds.

6. Rig construction agreement dated 9 October 2017 made between Borr Natt Inc. (formerly known as Borr Jack-Up XXIV Inc.) and the Seller with respect to the construction, sale and purchase of "NATT" (ex Hull P2048) as amended by the Prior Global Amendment Deeds.

7. Sale and purchase agreement dated 9 October 2017 made between made Borr Groa Inc. (formerly known as Borr Jack-Up XXII Inc.) and the Seller with respect to the sale and purchase of "GROA" (ex Hull P2049) as amended by an amendment agreement dated 9 October 2018 and as further amended by the Prior Global Amendment Deeds.

8. Rig construction agreement dated 9 October 2017 made between Borr Njord Inc. (formerly known as Borr Jack-Up XXV Inc.) and the Seller with respect to the construction, sale and purchase of "NJORD" (ex Hull P2052) as amended by an amendment agreement dated 30 October 2019 and as novated from and out of the name of Borr Njord Inc. to and into the name of Borr Drilling by a novation agreement dated 16 January 2020 made between Borr Njord Inc., the Seller, Borr Njord (UK) Limited and Borr Drilling and as further amended by the Prior Global Amendment Deeds.

9. Sale and purchase agreement dated 9 October 2017 made between Borr Gunnlod Inc. (formerly known as Borr Jack-Up XXI Inc.) and the Seller with respect to the sale and purchase of "GUNNLOD" (ex Hull P2053) as amended by an amendment agreement dated 25 March 2020 and as further amended by the Prior Global Amendment Deeds.

SCHEDULE 4
The Seller's Credits

No.	Rig	Seller's Credit Amount	Capitalised Interest[1]	Principal Debtor	Guarantor
1.	Galar (Hull P2041)	$83,700,000	[redacted]	Borr Drilling Limited	Borr Galar (UK) Limited
2.	Gerd (Hull P2043)	$83,700,000	$[redacted]	Borr Gerd Inc.	Borr Drilling Limited
3.	Gersemi (Hull P2045)	$83,700,000	[redacted]	Borr Drilling Limited	Borr Gersemi (UK) Limited
4.	Grid (Hull P2046)	$83,700,000	$[redacted]	Borr Drilling Limited	Borr Grid (UK) Limited
5.	Gyme (Hull P2047)	$83,700,000	$[redacted]	Borr Gyme Inc.	Borr Drilling Limited
6.	Natt (Hull P2048)	$83,700,000	$[redacted]	Borr Natt Inc.	Borr Drilling Limited
7.	Groa (Hull P2049)	$83,700,000	$[redacted]	Borr Groa Inc.	Borr Drilling Limited
8.	Njord (Hull P2052)	$83,700,000	$[redacted]	Borr Drilling Limited	Borr Galar (UK) Limited
9.	Gunnlod (Hull P2053)	$83,700,000	[redacted]	Borr Gunnlod Inc.	Borr Drilling Limited

[1] The amounts shown are the amounts outstanding as at 03.10.22.

SCHEDULE 5
Amendments to the Transaction Documents

PART 1 - Amendments to the SPAs for "GYME", "NATT" and "NJORD"

1 The definitions section beginning on page 3 of the SPA shall be amended in the SPAs for "GYME" and "NATT" by adding the following definition:

"Third Global Amendment Deed" means the global amendment deed dated 3 October 2022 made between the Builder, the Buyer, the other Owners, the Buyer's Parent Company, Holdco and BM Ventures.

2 The definitions section beginning on page 3 of the SPA shall be amended in the SPA for "NJORD" by adding the following definition:

"Third Global Amendment Deed" means the global amendment deed dated 3 October 2022 made between the Builder, the Buyer, the Owners, Holdco and BM Ventures.

3. The wording at the end of the definitions section beginning on page 3 of each SPA (as inserted by the First Global Amendment Deed and amended by the Second Global Amendment Deed) shall be amended by to read.

"In addition:

(a) the terms **"Borr Drilling"**, **"Borr Drilling Group"**, **"Event of Default"**, **"Guarantees"**, **"Holdco"**, **"Holdco Guarantee"**, **"Material Adverse Change"**, **"Mortgages"**, **"Owners"**, **"SPAs"** and **"Transaction Security"** shall have the meanings given to them in the Global Amendment Deed;

(b) the terms **"BM Ventures"**, **"Change of Control"**, **"Capitalised Interest"** and **"Relevant Indebtedness"** shall have the meanings given to them in the Second Global Amendment Deed; and

(c) the terms **"Other Secured Creditors"**, **"Other Secured Facility Agreements"** and **"Transaction Documents"** shall have the meanings given to them in the Third Global Amendment Deed."

4 Clause 24.2 of each SPA shall be amended by replacing paragraphs (b) to (f) inclusive with the following wording:

(b) if:

(i) the Buyer fails to pay any instalment of the Balance Payment when due as stated in Clause 4.2 of the Third Global Amendment Deed, or fails to pay all or any part of the quarterly interest on the Balance Payment when due as stated in Article 3.2(b)(i) to Article 3.2(b)(iii) (as amended by the Second Global Amendment Deed and the Third Global Amendment Deed), or fails to pay the Back End Fee as stated in Article 3.5, or fails to pay the Capitalised Interest when due as stated in Clause 4.4 of the Third Global Amendment Deed; or

(ii) the Buyer, any Owner, Borr Drilling, Holdco or BM Ventures (each a **"Security Party"**) is voluntarily or involuntarily made a part of any receivership, liquidation or bankruptcy proceedings or any Security Party becomes insolvent or otherwise unable to pay its debts as they fall due; or

(iii) an Event of Default occurs under any of the SPAs or Mortgages or an event of default occurs under the terms of any of the other Security Documents (as such term is defined in the Global Amendment Deed); or

(iv) the Security Parties fail to pay the Extension Fee or any supplemental

extension fee when due under Clause 8 of the Third Global Amendment Deed; or

(v) there is a failure to comply with the information undertakings in Clause 7 of the Second Global Amendment Deed (which is not remedied within five (5) Banking Days of the Builder giving notice of such event or the Buyer becoming aware of such event); or

(vi) there is a failure to comply with the minimum liquidity provisions in Clause 8 of the Second Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Builder giving notice of such event or the Buyer becoming aware of such event); or

(vii) there is a failure to comply with the minimum value provisions in Clause 9 of the Second Global Amendment Deed; or

(viii) there is a failure (other than by the Builder) to comply with the provisions of Clause 10 of the Second Global Amendment Deed; or

(ix) there is a failure to comply with the provisions of Clause 3.4(b) of the Third Global Amendment Deed; or

(x) there is a failure (other than by the Builder) to comply with the provisions of Clause 6 of the Third Global Amendment Deed; or

(xi) there is a failure to comply with the provisions of Clause 9 of the Third Global Amendment Deed; or

(xii) any Security Party fails to comply with any of its other material obligations under the Second Global Amendment Deed or the Third Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Builder giving notice of such event or the Buyer becoming aware of such event); or

(xiii) any representation or statement made or repeated by any Security Party in the Third Global Amendment Deed is or proves to have been incorrect or misleading in any material respect when made; or

(c) if, in the opinion of the Builder, any of the Transaction Security is in jeopardy and notice thereof has been given to the Buyer; or

(d) if anything is done or omitted to be done by any Security Party which, in the opinion of the Builder, materially impairs or renders insufficient or inadequate the Buyer's Parent Company Guarantee, the Holdco Guarantee, any other Guarantee or any of the guarantees contained in Clause 8 of the Global Amendment Deed; or

(e) a Change of Control occurs without the prior written consent of the Builder and the Relevant Indebtedness in respect of the Rig is not repaid within ten (10) Banking Days of a demand by the Builder, or a Material Adverse Change occurs; or

(f) if any indebtedness under any of the Other Secured Facility Agreements or any other indebtedness of any member of the Borr Drilling Group in an amount exceeding US$[redacted] (or its equivalent in any other currency or currencies):

(i) is not paid when due or within any originally applicable grace period; or

(ii) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (in either case, however described); or

(iii) becomes capable of being declared due and payable prior to its specified maturity by the relevant creditor or creditors as a result of an event of default or mandatory prepayment event (in either case, however described), whether or not any such declaration is actually made,

PART 2 - Amendments to the SPAs for the other Rigs

1. Clause 1 of the SPAs for "GERD", "GROA" and "GUNNLOD" shall be amended by adding the following definition:

"**Third Global Amendment Deed**" means the global amendment deed dated 3 October 2022 made between the Seller, the Buyer, the other Owners, the Buyer's Parent Company, Holdco and BM Ventures.

2. Clause 1 of the SPAs for "GALAR", "GERSEMI" and "GRID" shall be amended by adding the following definition:

"**Third Global Amendment Deed**" means the global amendment deed dated 3 October 2022 made between the Seller, the Buyer, the Owners, Holdco and BM Ventures.

3. The wording at the end of Clause 1 of each SPA (as inserted by the First Global Amendment Deed and amended by the Second Global Amendment Deed) shall be amended by to read:

"In addition:

(a) the terms "**Borr Drilling**", "**Borr Drilling Group**", "**Event of Default**", "**Guarantees**", "**Holdco**", "**Holdco Guarantee**", "**Material Adverse Change**", "**Mortgages**", "**Owners**", "**SPAs**" and "**Transaction Security**" shall have the meanings given to them in the Global Amendment Deed;

(b) the terms "**BM Ventures**", "**Change of Control**", "**Capitalised Interest**" and "**Relevant Indebtedness**" shall have the meanings given to them in the Second Global Amendment Deed; and

(c) the terms "**Other Secured Creditors**", "**Other Secured Facility Agreements**" and "**Transaction Documents**" shall have the meanings given to them in the Third Global Amendment Deed."

4. Clause 13.1 of each SPA shall be amended by replacing paragraphs (b) to (f) inclusive with the following wording:

(b) if:

(i) the Buyer fails to pay any instalment of the Balance Payment when due as stated in Clause 4.2 of the Third Global Amendment Deed, or fails to pay all or any part of the quarterly interest on the Balance Payment when due as stated in Clause 3(b) (as amended by the Second Global Amendment Deed and the Third Global Amendment Deed), or fails to pay the Back End Fee as stated in Clause 3(c), or fails to pay the Capitalised Interest when due as stated in Clause 4.4 of the Third Global Amendment Deed; or

(ii) the Buyer, any Owner, Borr Drilling, Holdco or BM Ventures (each a "**Security Party**") is voluntarily or involuntarily made a part of any receivership, liquidation or bankruptcy proceedings or any Security Party becomes insolvent or otherwise unable to pay its debts as they fall due; or

(iii) an Event of Default occurs under any of the SPAs or Mortgages or an event of default occurs under the terms of any of the other Security Documents (as such term is defined in the Global Amendment Deed); or

(iv) the Security Parties fail to pay the Extension Fee or any supplemental extension fee when due under Clause 8 of the Third Global Amendment Deed; or

(v) there is a failure to comply with the information undertakings in Clause 7 of the Second Global Amendment Deed (which is not remedied within five (5) Banking Days of the Seller giving notice of such event or the Buyer becoming aware of such event); or

(vi) there is a failure to comply with the minimum liquidity provisions in Clause 8 of the Second Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Seller giving notice of such event or the Buyer becoming aware of such event); or

(vii) there is a failure to comply with the minimum value provisions in Clause 9 of the Second Global Amendment Deed; or

(viii) there is a failure (other than by the Seller) to comply with the provisions of Clause 10 of the Second Global Amendment Deed; or

(ix) there is a failure to comply with the provisions of Clause 3.4(b) of the Third Global Amendment Deed; or

(x) there is a failure (other than by the Builder) to comply with the provisions of Clause 6 of the Third Global Amendment Deed; or

(xi) there is a failure to comply with the provisions of Clause 9 of the Third Global Amendment Deed; or

(xii) any Security Party fails to comply with any of its other material obligations under the Second Global Amendment Deed or the Third Global Amendment Deed (which is not remedied within ten (10) Banking Days of the Seller giving notice of such event or the Buyer becoming aware of such event); or

(xiii) any representation or statement made or repeated by any Security Party in the Third Global Amendment Deed is or proves to have been incorrect or misleading in any material respect when made; or

(c) if, in the opinion of the Seller, any of the Transaction Security is in jeopardy and notice thereof has been given to the Buyer; or

(d) if anything is done or omitted to be done by any Security Party which, in the opinion of the Seller, materially impairs or renders insufficient or inadequate the Buyer's Parent Company Guarantee, the Holdco Guarantee, any other Guarantee or any of the guarantees contained in Clause 8 of the Global Amendment Deed; or

(e) a Change of Control occurs without the prior written consent of the Seller and the Relevant Indebtedness in respect of the Rig is not repaid within ten (10) Banking Days of a demand by the Seller, or a Material Adverse Change occurs; or

(f) if any indebtedness under any of the Other Secured Facility Agreements or any other indebtedness of any member of the Borr Drilling Group in an amount exceeding US$[redacted] (or its equivalent in any other currency or currencies):

(i) is not paid when due or within any originally applicable grace period; or

(ii) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or mandatory prepayment event (in either case, however described); or

(iii) becomes capable of being declared due and payable prior to its specified maturity by the relevant creditor or creditors as a result of an event of default or mandatory prepayment event (in either case, however described), whether or not any such declaration is actually made,

PART 3 - Amendments to the Insurance Assignment Amendments

1. Clause 1.1 of each Insurance Assignment Amendment shall be amended to read:

In this Amendment, unless the context requires otherwise:

(a) the expressions **Back End Fee**, **BM Ventures**, **Holdco**, **Owners**, **Principal Debtor**, **Seller's Credit** and **SPAs** shall have the meanings given to them in the Global Amendment Deed;

(b) the expressions **Capitalised Interest** and **Further Mortgage Amendment** shall have the meanings given to them in the Second Global Amendment Deed; and

(c) the expressions **Third Mortgage Amendment** and **Transaction Documents** shall have the meanings given to them in the Third Global Amendment Deed.

2. Clause 1.2 of each Insurance Assignment Amendment shall be amended by amending the definition of "Mortgage" to read as follows:

Mortgage means the Original Mortgage as amended by the Mortgage Amendment, the relevant Further Mortgage Amendment and the relevant Third Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time).

3. Clause 1.2 of each Insurance Assignment Amendment shall be further amended by adding a definition of "Third Global Amendment Deed" to read as follows:

Third Global Amendment Deed means the global amendment deed dated 3 October 2022 made between the Assignee, the Assignor, the other Owners listed in Schedule 1 thereof, BDL, Holdco and BM Ventures.

4. Clause 2.2(b) of each Insurance Assignment Amendment shall be amended to read:

Terms and expressions which are defined in the Insurance Assignment by reference to the meanings given to them in the Original Mortgage shall have the meanings given to them in the Original Mortgage as amended by the Mortgage Amendment, the relevant Further Mortgage Amendment and the relevant Third Mortgage Amendment including, without limitation, the expressions "Events of Default", "Indebtedness" and "Security Period".

5. Clause 2.4 of each Insurance Assignment Amendment shall be amended to read:

References in the Insurance Assignment to "*this Assignment*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to the Insurance Assignment as amended, varied and supplemented by this Amendment, the Second Global Amendment Deed and the Third Global Amendment Deed.

6. Clause 2.5 of each Insurance Assignment Amendment shall be amended to read:

Save as expressly amended by this Amendment, the Second Global Amendment Deed and the Third Global Amendment Deed, all other terms and conditions of the Insurance Assignment shall remain unaltered in full force and effect.

7. References in each Insurance Assignment Amendment to "*this Amendment*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to that

Insurance Assignment Amendment as amended, varied and supplemented by the Second Global Amendment Deed and this Deed.

PART 4 - Amendments to the Contract Assignments

1 Clause 1.1 of each Contract Assignment shall be amended by amending the definitions of "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows:

Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment, the Second Global Amendment Deed and the Third Global Amendment Deed (and includes the same as further amended from time to time).

Mortgage means the Original Mortgage as amended by the Mortgage Amendment, the relevant Further Mortgage Amendment and the relevant Third Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Assignee, as the same may be amended from time to time).

Transaction Documents has the meaning given to it in the Third Global Amendment Deed.

2 Clause 1.2 of each Contract Amendment shall be further amended by adding definitions of "Third Global Amendment Deed" and "Third Mortgage Amendment" to read as follows:

Third Global Amendment Deed means the global amendment deed dated 3 October 2022 made between the Assignee, the Assignor, the other Owners listed in Schedule 1 thereof, BDL, Holdco and BM Ventures.

Third Mortgage Amendment has the meaning given to it in the Third Global Amendment Deed.

3\. References in each Contract Assignment to "*this Assignment*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to that Contract Assignment as amended, varied and supplemented by the Second Global Amendment Deed and this Deed

PART 5 - Amendments to the Holdco Guarantee

1\. The recital section headed "Background" on page 1 of the Holdco Guarantee shall be amended to read as follows:

Background

Pursuant to:

(a) a global amendment deed dated 5 June 2020 (the **Global Amendment Deed**) made between PPL Shipyard Pte Ltd (the **Seller**), Borr Drilling and the "Owners" as defined therein (the **Owners**);

(b) a second global amendment deed dated 28 January 2021 (the **Second Global Amendment Deed**) made between the Seller, Borr Drilling, the Owners, Holdco and BM Ventures; and

(c) a third global amendment deed dated 3 October 2022 (the **Third Global Amendment Deed**) made between the Seller, Borr Drilling, the Owners, Holdco and BM Ventures,

the parties thereto agreed to make certain amendments to the SPAs and certain other documents upon and subject to the conditions set out therein.

Pursuant to Clause 2.2 (*Deferral of interest payments*) of the Second Global Amendment Deed, the parties thereto agreed that payment of the interest instalments falling due under each of the SPAs up to and including 28 February 2023 shall be deferred until 1 March 2023 (by way of

capitalisation) and capitalised in accordance with Clause 2.3 (*Accrual and capitalisation of interest*) of the Second Global Amendment Deed.

Pursuant to Clause 4.4 (*Repayment of Capitalised Interest*) of the Third Global Amendment Deed, the Capitalised Interest under each SPA is to be repaid to the Seller in cash in instalments with the final outstanding balance to be repaid in full on 31 December 2024.

Pursuant to Clause 7.1(c) of the Global Amendment Deed (*Holdco and BM Ventures*) and the relevant provisions of the Second Global Amendment Deed and the Third Global Amendment Deed, it is a condition of the Seller's agreement to defer the interest instalments as mentioned above that Holdco enters into this Guarantee (as amended by the Second Global Amendment Deed and the Third Global Amendment Deed).

2. Clause 1 of the Holdco Guarantee shall be amended to read:

In this Guarantee, unless the context requires otherwise, the expression **Capitalised Interest** shall have the meaning given to it in the Second Global Amendment Deed and the expression **Transaction Documents** shall have the meaning given to it in the Third Global Amendment Deed. All other capitalised terms used in this Guarantee have the meanings given to them in the Global Amendment Deed, unless otherwise defined herein.

3 All references to the Global Amendment Deed in Clauses 2, 4, 5, 7, 10 and 11 of the Holdco Guarantee shall be construed as references to the Second Global Amendment Deed as amended, varied and supplemented by this Deed.

4 References in the Holdco Guarantee to "*this Guarantee*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to the Holdco Guarantee as amended, varied and supplemented by the Second Global Amendment Deed and this Deed.

PART 6 - Amendments to the Borr IHC Share Charges

1 Clause 1.1 of each Borr IHC Share Charge shall be amended by amending the definitions of "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows:

Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment, the Second Global Amendment Deed and the Third Global Amendment Deed (and includes the same as further amended from time to time).

Mortgage means the Original Mortgage as amended by the Mortgage Amendment, the relevant Further Mortgage Amendment and the relevant Third Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Chargee, as the same may be amended from time to time).

Transaction Documents has the meaning given to it in the Third Global Amendment Deed.

2. Clause 1.1 of each Borr IHC Share Charge shall be further amended by adding definitions of "Third Global Amendment Deed" and "Third Mortgage Amendment" to read as follows:

Third Global Amendment Deed means the global amendment deed dated 3 October 2022 made between the Chargee, the Company, the other Owners, BDL, the Shareholder and Borr Mexico Ventures Limited.

Third Mortgage Amendment has the meaning given to it in the Third Global Amendment Deed.

3 References in each Borr IHC Share Charge to "*this Deed*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to that Borr IHC Share Charge as amended, varied and supplemented by the Second Global Amendment Deed and this Deed.

PART 7 - Amendments to the BM Ventures English Share Charges

1. Clause 1.1 of each BM Ventures English Share Charge shall be amended by amending the definitions of "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows:

   Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment, the Second Global Amendment Deed and the Third Global Amendment Deed (and includes the same as further amended from time to time).

   Mortgage means the Original Mortgage as amended by the Mortgage Amendment, the relevant Further Mortgage Amendment and the relevant Third Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Chargee, as the same may be amended from time to time).

   Transaction Documents has the meaning given to it in the Third Global Amendment Deed.

2. Clause 1.1 of each BM Ventures English Share Charge shall be further amended by adding definitions of "Third Global Amendment Deed" and "Third Mortgage Amendment" to read as follows:

   Third Global Amendment Deed means the global amendment deed dated 3 October 2022 made between the Chargee, the Company, the other Owners, BDL, Holdco and the Shareholder.

   Third Mortgage Amendment has the meaning given to it in the Third Global Amendment Deed.

3. References in each BM Ventures English Share Charge to "*this Deed*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to that BM Ventures English Share Charge as amended, varied and supplemented by the Second Global Amendment Deed and this Deed.

PART 8 - Amendments to the BM Ventures Scottish Share Pledges

1. Clause 1.1 of each BM Ventures Scottish Share Pledge shall be amended by amending the definitions of "Insurance Assignment", "Mortgage" and "Transaction Documents" to read as follows:

   Insurance Assignment means the Original Insurance Assignment as amended by the Insurance Assignment Amendment, the Second Global Amendment Deed and the Third Global Amendment Deed (and includes the same as further amended from time to time).

   Mortgage means the Original Mortgage as amended by the Mortgage Amendment, the relevant Further Mortgage Amendment and the relevant Third Mortgage Amendment (and includes the same as further amended from time to time as well as any replacement mortgage from time to time granted over the Vessel in favour of the Chargee, as the same may be amended from time to time).

   Transaction Documents has the meaning given to it in the Third Global Amendment Deed.

2. Clause 1.1 of each BM Ventures Scottish Share Pledge shall be further amended by adding definitions of "Third Global Amendment Deed" and "Third Mortgage Amendment" to read as follows:

   Third Global Amendment Deed means the global amendment deed dated 3 October 2022 made between the Chargee, the Company, the other Owners, BDL, Holdco and the Shareholder.

Third Mortgage Amendment has the meaning given to it in the Third Global Amendment Deed.

3. References in each BM Ventures Scottish Share Pledge to "*this Pledge*", "*hereunder*", "*herein*", "*hereof*" and all like terms shall be read and construed to include references to that BM Ventures Scottish Share Pledge as amended, varied and supplemented by the Second Global Amendment Deed and this Deed.

EXECUTION PAGES

<u>THE SELLER</u>

EXECUTED as a **DEED** by **PPL SHIPYARD PTE LTD** acting by	)))	[redacted]
in the presence of:	))	[redacted]

in the presence of: [redacted]

Signature of witness:

Name of witness:

Occupation of witness: [redacted]

Address of witness: [redacted]

THE OWNERS

EXECUTED as a **DEED**
by **BORR GALAR (UK) LIMITED**
acting by Claire Burnard

in the presence of: [redacted]

[redacted]

Signature of witness: [redacted]

Name of witness: [redacted]

Occupation of witness [redacted]

Address of witness [redacted]

EXECUTED as a **DEED**
by **BORR GERD INC.**
acting by [redacted]

in the presence of:

[redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness: [redacted]

EXECUTED as a **DEED**
by **BORR GERSEMI (UK) LIMITED**
acting by [redacted]

in the presence of: [redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness [redacted]

EXECUTED as a **DEED**)
by **BORR GRID (UK) LIMITED**)
acting by [redacted])
)
in the presence of:) [redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness: [redacted]

EXECUTED as a **DEED**)
by **BORR GYME INC.**)
acting by [redacted])
)
in the presence of:) [redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness Senior Corporate Administrator

Address of witness: [redacted]

EXECUTED as a **DEED**)
by **BORR NATT INC.**)
acting by [redacted])
)
in the presence of:) [redacted]

Signature of witne[redacted]

Name of witness: J[redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness [redacted]

EXECUTED as a **DEED**)
by **BORR GROA INC.**)
acting by [redacted])
)
in the presence of:)

[redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness: [redacted]

EXECUTED as a **DEED**)
by **BORR NJORD (UK) LIMITED**)
acting by [redacted])
)
in the presence of:)

[redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness: [redacted]

EXECUTED as a **DEED**)
by **BORR GUNNLOD INC.**)
acting by [redacted])
)
in the presence of:)

[redacted]

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness: [redacted]

BORR DRILLING

EXECUTED as a **DEED**)
by **BORR DRILLING LIMITED**)
acting by [redacted])
) [redacted]
in the presence of:)

Signature of witness: [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness: [redacted]

BORR IHC

EXECUTED as a **DEED**)
by **BORR IHC LIMITED**)
acting by [redacted])
) [redacted]
in the presence of:)

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness [redacted]

BM VENTURES

EXECUTED as a **DEED**)
by **BORR MEXICO VENTURES LIMITED**)
acting by [redacted])
) [redacted]
in the presence of:)

Signature of witness [redacted]

Name of witness: [redacted]

Occupation of witness: Senior Corporate Administrator

Address of witness [redacted]